 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of October 2, 2015 is made by and among Delphax Technologies Inc., a Minnesota corporation (“Delphax”), Delphax Technologies Canada Limited, an Ontario corporation (“Delphax Canada”) and Air T, Inc., a Delaware corporation (“Air T”).

Recitals:

A.     Delphax desires to sell, and Air T desires to purchase from Delphax, upon the terms and conditions stated in this Agreement, (i) a 90-Day Senior Subordinated Promissory Note issued by Delphax Canada in the form attached as Exhibit A-1 having an initial principal amount of US$500,000 (as amended, modified, restated, supplemented, extended or renewed from time to time, the “90-Day Senior Subordinated Note”) and guaranteed by Delphax pursuant to a Parent Guaranty in the form attached as Exhibit B (as amended, modified, restated or supplemented from time to time, the “Guaranty”), (ii) a Five-Year Senior Subordinated Promissory Note issued by Delphax Canada in the form attached as Exhibit A-2 having an initial principal amount of US$2,500,000 (as amended, modified, restated, supplemented, extended or renewed from time to time, the “Five-Year Senior Subordinated Note” and, together with the 90-Day Senior Subordinated Note, the “Senior Subordinated Notes”) and guaranteed by Delphax pursuant to the Parent Guaranty, (iii) 43,000 shares (the “Shares”) of Delphax’s Series B Preferred Stock, par value $0.10 per share, (the “Series B Preferred Stock”) created by means of a Certificate of Designation in the form attached as Exhibit C (the “Certificate of Designation”), and (iv) a Stock Purchase Warrant issued by Delphax in the form attached as Exhibit D (as amended, modified, restated or supplemented from time to time, the “Warrant”). The Senior Subordinated Notes, the Shares and the Warrant are collectively referred to as the “Securities”.

B.     The Senior Subordinated Notes will be secured by a security interest in substantially all of the assets of Delphax Canada pursuant to the Canadian General Security Agreement in the form attached as Exhibit E (as amended, modified, restated or supplemented from time to time, the “Canadian Security Agreement”), and the Guaranty will be secured by a security interest in substantially all of the assets of Delphax pursuant to a U.S. Security Agreement in the form attached as Exhibit F (as amended, modified, restated or supplemented from time to time, the “U.S. Security Agreement”) and a Pledge Agreement in the form attached as Exhibit G (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”).

C.     Capitalized terms used herein and not otherwise defined have the meanings given them in Article XI hereof.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

1.1     Purchase and Sale of Securities.

(a)     Upon execution and delivery of this Agreement by all parties hereto, on the date hereof, subject to the terms of this Agreement, Delphax Canada will issue and sell to Air T, and Air T shall purchase, the 90-Day Senior Subordinated Note.

(b)     At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, (i) Delphax shall issue and sell to Air T, and Air T shall purchase, the Shares and the Warrant, and (ii) Delphax Canada will issue and sell to Air T, and Air T shall purchase, the Five-Year Senior Subordinated Note.

1.2     Payment and Delivery.

(a)     On the date hereof, (i) Air T shall pay the sum of US$500,000 as the purchase price of the 90-Day Senior Subordinated Note to Delphax Canada by wire transfer of immediately available funds in accordance with Delphax Canada’s written wire instructions, and (ii) Delphax and Delphax Canada shall execute and deliver the Security Documents.

(b)     At the Closing, (i) Air T shall pay the sum of US$2,500,000 as the purchase price of the Five-Year Senior Subordinated Note as follows: (A) an amount equal to the outstanding principal amount of the 90-Day Senior Subordinated Note, together with all accrued and unpaid interest thereon, shall be retained by Air T and applied in satisfaction in full of the 90-Day Senior Subordinated Note, (B) up to US $2,500,000 (less any amounts applied as set forth in clause (A) above) shall be paid directly to MB Financial pursuant to written instructions provided by Delphax Canada to Air T to repay outstanding principal, interest and other obligations owing to MB Financial under the Senior Credit Agreement and (C) any remaining amount shall be paid to Delphax Canada by wire transfer of immediately available funds in accordance with Delphax Canada’s written wire instructions, (ii) Air T shall pay Delphax the sum of $1,050,000 as the purchase price of the Shares and the Warrant, and (iii) Delphax and Delphax Canada shall execute and deliver any amendments, amendments and restatements or confirmations of, or other supplements to, the Security Documents as may be required by Air T in connection with the transactions at the Closing. Delphax and Delphax Canada will deliver the Securities (which for the Shares shall be an uncertificated book entry with the Delphax transfer agent) to Air T against delivery of the purchase prices as described above.

1.3     Closing. Subject to the satisfaction or waiver of the applicable conditions set forth in Articles VII and VIII hereof, the Closing will take place on the date (the “Closing Date”) of the Stockholders Meeting (as defined below) promptly following the approval by Delphax shareholders of (i) this Agreement and the proposed transactions hereunder, and (ii) an amendment of Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders. The Closing will be held at the offices of Lindquist & Vennum LLP, or at such other place as the parties agree.

1.4     Voting Agreement, Officer Waivers, Subordination Agreement and Other Deliverables. Concurrently herewith, and as an essential inducement for Air T’s entering into this Agreement, (i) Delphax is entering into a Voting Agreement with Fred Brenner in substantially the form of the attached Exhibit H (the “Voting Agreement”), (ii) each officer or employee of Delphax having as a part of the terms of his employment the right to receive severance in connection with a change in control of Delphax shall have executed and delivered a waiver, effective from and after the Closing, as to this Agreement, the issuance of the Securities or the exercise of the Warrant not constituting a change in control, (iii) Delphax, Delphax Canada, Air T and MB Financial shall have entered into a Subordination Agreement (the “Subordination Agreement”) containing terms reasonably acceptable to Air T, and MB Financial shall have consented to the transactions contemplated by this Agreement and the other Transaction Documents to the extent required by the terms of the Senior Debt, (iv) the Master Facilities Agreement with Faunus Group International, Inc. and all ancillary documents shall have been terminated, all amounts owing thereunder shall have been paid and satisfied in full and all liens and security interests related thereto shall have been released (including, without limitation, liens and security interests granted by Delphax and Delphax Canada), and Air T shall have received evidence thereof reasonably satisfactory to it, (v) Air T shall have received a certificate or certificates dated as of the date hereof certifying as to Delphax’ Articles of Incorporation and By-laws, Delphax Canada’s charter documents, the Board of Directors’ resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of Delphax and Delphax Canada who may execute on behalf of Delphax and Delphax Canada any document delivered concurrently herewith, and (vi) Delphax shall have delivered to Air T a certificate of existence or of good standing of each of Delphax and Delphax Canada, dated as of a date not more than 5 Business Days prior to the date hereof, from the jurisdiction of its incorporation.

1.5     Management Equity Program. At the Closing Delphax will issue the stock options being awarded under the Management Equity Program to the individuals and in individual amounts reasonably acceptable to Air T.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF AIR-T

Air T represents and warrants to Delphax and to Delphax Canada that, as of the date of this Agreement and the Closing Date:

2.1     Organization and Qualification. Air T is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

2.2     Authorization. Air T has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to purchase the Securities in accordance with the terms hereof and thereof. The execution, delivery and performance by Air T of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby (including without limitation the purchase of the Securities) have been duly authorized by Air T’s Board of Directors and no further consent or authorization of Air T, its Board of Directors, or its shareholders is required.

2.3     Investment Purpose. Air T is purchasing the Securities for its own account and not with a present view toward the sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

2.4     Accredited Investor Status. Air T is an “accredited investor” as defined in Rule 501(a) of Regulation D.

2.5     Reliance on Exemptions. Air T understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Delphax and Delphax Canada are relying upon the truth and accuracy of, and Air T’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Air T set forth herein in order to determine the availability of such exemptions and the eligibility of Air T to acquire the Securities.

2.6     Information. Air T and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Delphax and Delphax Canada, and materials relating to the offer and sale of the Securities, that have been requested by Air T or its advisors, if any. Air T and its advisors, if any, have been afforded the opportunity to ask questions of Delphax and Delphax Canada. Neither such inquiries nor any other due diligence investigation, nor the receipt of any information in connection with such inquiries or investigation, conducted by Air T or any of its advisors or representatives modify, amend or affect Air T’s right to rely on Delphax and Delphax Canada’s representations and warranties contained in Article III below. Air T acknowledges and understands that its investment in the Securities involves a significant degree of risk.

2.7     Governmental Review. Air T understands that no United States federal or state agency or any other government or governmental agency including, without limitation, the Ontario Securities Commission, has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

2.8     Transfer or Resale. Air T understands that the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Air T may have to bear the risk of owning the Securities for an indefinite period of time.

2.9     Legends. Air T understands that the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION OR AN EXEMPTION FROM REGISTRATION UNDER THE ACTS.

2.10     Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Air T and is a valid and binding agreement of Air T, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.11     Financing. Concurrently herewith, and as an essential inducement for Delphax and Delphax Canada entering into this Agreement, Air T has provided Delphax with reasonable assurance concerning the availability of financing to Air T to permit payment of the amounts provided for payment by Air T under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DELPHAX

Delphax and Delphax Canada each represents and warrants to Air T that as of the date of this Agreement and the Closing Date, except as stated in the Disclosure Letter that is delivered in connection with this Agreement:

3.1     Organization and Qualification. Delphax and its Subsidiaries are duly incorporated, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease, use and operate their properties, if any, and to carry on their businesses as and where now owned, leased, used, operated and conducted. Delphax and its Subsidiaries are duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

3.2     Authorization; Enforcement. Delphax and Delphax Canada each has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents, to consummate the transactions contemplated hereby and thereby and to issue the Securities being issued by it in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement and the other Transaction Documents by Delphax and Delphax Canada and the consummation of the transactions contemplated hereby and thereby (including without limitation the issuance of the Securities, and the issuance and reservation for issuance of the Warrant Shares issuable in accordance with the terms of the Warrant) have been duly authorized by Delphax’s Board of Directors and no further consent or authorization of Delphax, its Board or Directors, or by Delphax Canada or its shareholders is required, except for the approval by Delphax’s shareholders of this Agreement and the transactions hereunder at the Closing. This Agreement has been duly executed and delivered by Delphax or Delphax Canada. This Agreement constitutes a legal, valid and binding obligation of Delphax and Delphax Canada, enforceable against Delphax or Delphax Canada or both, as the case may be, in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. Subject to the Closing occurring as provided in this Agreement, the other Transaction Documents that are executed and delivered by Delphax or Delphax Canada at the Closing will then constitute legal, valid and binding obligations of Delphax or Delphax Canada, as the case may be, enforceable against Delphax or Delphax Canada, as the case may be, in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3     Capitalization. As of the date hereof, the authorized capital stock of Delphax consists of (i) 50,000,000 shares of Common Stock, par value $.10 per share, of which 6,919,465 shares are issued and outstanding; 2,856,167 shares are reserved for issuance under the Option Plans; and no shares are reserved for issuance pursuant to any other securities (other than securities issued under the Option Plans) and (ii) 3,000,000 shares of preferred stock, par value $.10 per share, none of which are issued and outstanding. All of such outstanding shares of capital stock have been, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of Delphax, including the Warrant Shares, are subject to preemptive rights or any other similar rights of the other shareholders of Delphax or any liens or encumbrances imposed through the actions or failure to act of Delphax. Except for stock options granted under the Option Plans, and the transactions contemplated hereby, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of Delphax, or arrangements by which Delphax is or may become bound to issue additional shares of capital stock of Delphax; (ii) there are no agreements or arrangements under which Delphax is obligated to register the sale of any of its securities under the Securities Act; and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by Delphax (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. Delphax has furnished to Air T true and correct copies of the terms of all securities convertible into or exercisable for Common Stock of Delphax and the material rights of the holders thereof in respect thereto. Delphax has delivered to Air T true and correct copies of Delphax’s Articles of Incorporation, as amended, and By-laws, each as in effect on the date of this Agreement.

3.4     Issuance of Securities. The Securities have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof, will not be subject to preemptive rights or other similar rights of shareholders of Delphax, and will not impose personal liability on the holders thereof. The Warrant Shares have been duly authorized and reserved for issuance, and, upon exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof and will not be subject to preemptive rights or other similar rights of shareholders of Delphax.

3.5     Outstanding Debt. Delphax and its Subsidiaries have no Indebtedness for Borrowed Money (as hereinafter defined), other than indebtedness under the Senior Credit Agreement. Neither Delphax nor any of its Subsidiaries is in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder. Neither Delphax nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

3.6     No Conflicts; No Violation.

(a)     The execution, delivery and performance of this Agreement and the other Transaction Documents by Delphax and Delphax Canada, and the consummation by Delphax and Delphax Canada of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and reservation for issuance of the Warrant Shares) do not and will not (i) conflict with or result in a violation of any provision of their Articles of Incorporation or By-laws or other charter documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which Delphax or any of its Subsidiaries is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations, and regulations applicable to Delphax or Delphax Canada or by which any property or asset of Delphax or Delphax Canada is bound or affected.

(b)     Neither Delphax or Delphax Canada is in violation or default in any material respect of its Articles of Incorporation, By-laws or other organizational documents. Neither Delphax or Delphax Canada is in breach or default in any material respect (and no event has occurred which with notice or lapse of time or both could put Delphax or Delphax Canada in default) under, and neither Delphax or Delphax Canada has taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Delphax or Delphax Canada is a party or by which any property or assets of Delphax or Delphax Canada is bound or affected.

(c)     Except as set forth in Section 3.6(c) of the Disclosure Letter, neither Delphax nor Delphax Canada is required to obtain any consent, approval, registration, qualification, authorization or order of, or make any filing or registration with, any court or any federal, state or local governmental agency or authority or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents, in each case in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrant. Except as set forth in Section 3.6(c) of the Disclosure Letter, all consents, authorizations, orders, filings and registrations which Delphax or Delphax Canada are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

3.7     Financial Statements. Delphax has delivered to Air T the audited consolidated financial statements of Delphax and Subsidiaries as of September 30, 2013 and 2014 and for the fiscal years then ended, and the unaudited consolidated financial statements of Delphax and Subsidiaries as of August 31, 2015 (the “Latest Balance Sheet Date”) and for the eleven months then ended (collectively, the “Financial Statements”). Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the financial position of Delphax and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended. Except as set forth in the Financial Statements, Delphax and its Subsidiaries have no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the Latest Balance Sheet Date. Such liabilities incurred subsequent to the Latest Balance Sheet Date are not, in the aggregate, material to the financial condition or operating results of Delphax and its Subsidiaries.

3.8     Absence of Certain Changes. Since the Latest Balance Sheet Date there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of Delphax and its Subsidiaries.

3.9     Absence of Litigation. Except as set forth in Section 3.9 of the Disclosure Letter, there is no action, suit, claim, proceeding, arbitration, complaint, charge, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Delphax, threatened against or affecting Delphax, any of its Subsidiaries, or any of their respective officers or directors acting as such that could, individually or in the aggregate, require the payment of more than $25,000 or impose any material order, restriction or injunction against Delphax or any of its Subsidiaries. There is no action, suit, proceeding or investigation by Delphax or any of its Subsidiaries pending or which Delphax or any of its Subsidiaries intends to initiate.

3.10     Intellectual Property Rights. Delphax and its Subsidiaries own or possess the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct their business as now operated and to sell the élan printing systems (and, to the best of Delphax’s knowledge, as otherwise presently contemplated to be operated in the future) (the “Intellectual Property”) without any conflict with, or infringement of, the rights of others. There is no claim or action or proceeding pending or, to Delphax’s knowledge, threatened that challenges the right of Delphax or any of its Subsidiaries with respect to any Intellectual Property. Except as set forth in Section 3.9 of the Disclosure Letter, since October 1, 2012, neither Delphax nor any Subsidiary has received any communications alleging that Delphax or any Subsidiary has violated, or by conducting its business, would violate any of the Intellectual Property rights or processes of any other Person. The current and intended products, services and processes of Delphax and its Subsidiaries (including élan printing systems) do not infringe on any Intellectual Property or other rights held by any person. Delphax are unaware of any facts or circumstances which might give rise to any of the foregoing. Delphax and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

3.11     No Materially Adverse Contracts, Etc. Delphax and its Subsidiaries are not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of Delphax’s officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. Delphax and its Subsidiaries are not a party to any contract or agreement which in the reasonable judgment of Delphax’ officers has or is expected to have a Material Adverse Effect.

3.12     Tax Status. Delphax and its Subsidiaries have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that Delphax has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid all taxes and other governmental assessments and charges that are material in amount and due and payable (whether shown or determined to be due on such returns, reports and declarations or otherwise), except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Delphax knows of no basis for any such claim. Neither Delphax nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Since October 1, 2012, except as set forth in Section 3.12 of the Disclosure Letter, Delphax has not received written notice that any tax returns of Delphax or any of its Subsidiaries is presently being audited by any taxing authority. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.

3.13     Certain Transactions. Other than the stock options, employment agreements or the ownership of Common Stock, none of the officers, directors, or employees of Delphax or any of its Subsidiaries is presently a party to any transaction with Delphax or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of Delphax, any corporation, partnership, trust or other entity in which any officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.14     Environmental Laws. Delphax and its Subsidiaries (i) are in compliance in all material respects with all applicable foreign federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

3.15     Disclosure. No information relating to or concerning Delphax or any of its Subsidiaries set forth in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

3.16     No Integrated Offering. Neither Delphax nor Delphax Canada, nor any of their respective affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to Air T. The issuance of the Securities to Air T will not be integrated with any other issuance of securities of Delphax (past, current or future) for purposes of the Securities Act.

3.17     Brokers. Except for amounts payable by Delphax to Aethlon Capital LLC, neither Delphax nor Delphax Canada has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.18     Permits; Compliance. Delphax and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted (collectively, the “Permits”), and there is no action pending or, to the knowledge of Delphax, threatened regarding suspension or cancellation of any of Permits. Delphax and its Subsidiaries are not in material conflict with, or in material default or violation of, any of Permits. Delphax and its Subsidiaries are, and since October 1, 2012 have been, in compliance in all material respects with all federal, state or local laws, rules, regulations, orders, judgments or decrees.

3.19     Title to Property. Delphax and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Delphax and its Subsidiaries, in each case subject to no liens, encumbrances or claims other than the security interest of MB Financial under the Senior Credit Agreement. Any real property and facilities held under lease by Delphax and its Subsidiaries are held by them under valid and enforceable leases.

3.20     Insurance. Delphax and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which Delphax and its Subsidiaries are engaged. Delphax and its Subsidiaries have no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost compared to existing premiums being paid.

3.21     Internal Accounting Controls. Delphax and its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of Delphax’s Board of Directors, to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (e) financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles are reliable.

3.22     Employment Matters. Delphax and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving Delphax or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, provincial, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against Delphax or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, threatened against or involving Delphax or any of its Subsidiaries. No representation question exists respecting the employees of Delphax or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by Delphax or any of its Subsidiaries. No grievance or arbitration proceeding is currently pending under any expired or existing collective bargaining agreements of Delphax or any of its Subsidiaries. No material labor dispute with the employees of Delphax or any of its Subsidiaries exists or, to the knowledge of Delphax, is imminent. Neither Delphax nor any Subsidiary is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Except as set forth in Section 3.22 of the Disclosure Letter and for the Management Equity Program, the completion of the transactions contemplated by this Agreement will not entitle any employees, consultants or independent contractors of Delphax or any Subsidiary to receive any compensation (including cash payments, bonuses, equity grants or anything else of value).

3.23     Investment Company Status. Delphax is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.24     Offering Exempt. Assuming the accuracy of the representations and warranties of Air T contained in Article II hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act and will be exempt from the registration, permit or qualification requirements of Minnesota state securities laws.

3.25     Application of Takeover Protections. Delphax, its Board of Directors and all necessary committees of its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of Minnesota which is or could become applicable to Air T as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Securities by Delphax and Air T’s ownership of the Securities. The foregoing actions include the (i) approval of the issuance of the Securities to Air T contemplated hereby by a committee of the Board of Directors of Delphax composed solely of “disinterested directors” who were not “subject to any direction or control by” such Board of Directors with respect to such committee’s consideration and approval of such issuance (as such terms are used in Section 302A.673 (Business Combinations) of the Minnesota Business Corporation Act), (ii) the Board of Directors of Delphax and a committee of the Board of Directors of Delphax composed solely of directors satisfying the requirements of clauses (1) through (4) of Subdivision 1 of Section 302A.671 (Control Share Acquisitions) of the Minnesota Business Corporation Act have recommended that the stockholders approve an amendment of Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders and that such bylaw provision may not be amended without the consent of Air T, and (iii) approval by a committee of the Board of Directors of Delphax composed solely of directors satisfying the requirements of clauses (1) through (4) of Subdivision 2 of Section 302A.675 (Takeover Offer; Fair Price) of the Minnesota Business Corporation Act of any and all acquisitions of shares of Common Stock by Air T, including any acquisition pursuant to any tender offer effected by Air T in compliance with the requirements of the condition set forth in Section 2 of the Warrant.

3.26     Subsidiaries. Section 3.26 of the Disclosure Schedule sets forth all the Subsidiaries of Delphax, including (as to each, to the extent applicable) the number of shares of capital stock or other equity interests outstanding and the direct holder thereof.

ARTICLE IV
COVENANTS UNTIL CLOSING

From and after execution and delivery of this Agreement until the Closing (or termination in accordance with Article X) of this Agreement:

4.1     Reasonable Efforts. Each of the parties to this Agreement will use commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VII and VIII of this Agreement.

4.2     Conduct of Business. Except as set forth in Disclosure Letter, between the date of this Agreement and the Closing Date, Delphax and its Subsidiaries will, unless otherwise consented to in writing by Air T:

(a)     conduct its business only in the ordinary course;

(b)     refrain from making any change in Delphax’s Articles of Incorporation or By-Laws or in the charter documents of any Subsidiary;

(c)     refrain from declaring, setting aside or paying any dividend or other distribution with respect to its capital stock, or making any direct or indirect redemption, purchase or other acquisition of its capital stock or any other securities, except for dividends paid by Subsidiaries to Delphax in the ordinary course of their business consistent with past practice;

(d)     except as may be required as a result of any change in law or in GAAP, refrain from changing any of the accounting or tax practices, principles or procedures used by Delphax or any Subsidiary;

(e)     refrain from making any tax election and from settling or compromising any material federal, state, local or foreign tax liability or dispute;

(f)     refrain from authorizing for issuance, issuing, selling, granting, delivering, pledging or encumbering any shares of its capital stock or any other equity or voting security of Delphax or any Subsidiary, or any securities convertible into or exchangeable for any such shares of capital stock or other equity or voting security, except for issuances of stock pursuant to the outstanding options, refrain from authorizing for issuance, issuing, selling or granting or delivering any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any shares or securities from Delphax or any Subsidiary, and refrain from making any amendment or modification to any outstanding options, warrants, calls, commitments, shares or other securities of Delphax or any Subsidiary;

(g)     refrain from any sale or other transfer of the assets of Delphax or any Subsidiary, except in the ordinary course of business in a manner consistent with past practice;

(h)     refrain from reclassifying, combining, splitting, subdividing or redeeming, purchasing or otherwise acquiring directly or indirectly any of Delphax’s capital stock;

(i)     refrain from adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or recapitalization or other reorganization of Delphax or any Subsidiary;

(j)     refrain from making any material loan, advance or capital contribution to, or material investment in, any person or entity other than a Subsidiary in the ordinary course consistent with past practice;

(k)     except as required to conform to applicable law, refrain from entering into or making any change in its retirement plans and from amending or terminating any other existing benefit plan, or adopting any new benefit plan;

(l)     refrain from acquiring control or ownership of, or securities of or ownership interests in, any other corporation, association, joint venture, partnership, limited liability company, business trust or other business entity, or control or ownership of all or a substantial portion of the assets of the foregoing, and from entering into any agreement providing for any of the foregoing;

(m)     refrain from incurring any Indebtedness for Borrowed Money other than pursuant to the Senior Credit Agreement, or amending the Senior Credit Agreement or any documents related to the Senior Debt;

(n)     refrain merging or consolidating with any other entity, other than a merger of Delphax and a wholly owned subsidiary of Delphax, with Delphax as the surviving person.

4.3     Stockholders Meeting; Proxy Statement. Delphax shall call and hold a meeting of its stockholders (the “Stockholders Meeting”) as soon as reasonably practicable in order that its stockholders may consider and vote upon (i) a proposal to approve the issuance and sale to Air T of the Shares, the Warrant and the Five-Year Senior Subordinated Note pursuant to this Agreement, and (ii) a proposed amendment of Delphax’s Bylaws to provide that the Minnesota Control Share Acquisition Act will not apply to, or govern in any manner, Delphax and its stockholders. Delphax will prepare as promptly as possible proxy materials relating to the Stockholders Meeting and cause the proxy materials to be mailed to its stockholders. Air T agrees to provide Delphax with the information it reasonably requests that is necessary from Air T for inclusion in the proxy statement to the extent such information has been publicly disclosed by Air T. The Board of Directors of Delphax shall not withdraw or modify (or propose to withdraw or modify) and Delphax will include in the proxy statement, the recommendation of Delphax’s Board of Directors that the stockholders of Delphax vote in favor of (i) the approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) the amendment of Delphax’s Bylaws to provide that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders.

Delphax shall solicit proxies and may, at its discretion, employ a proxy solicitation firm to assist in disseminating proxy materials, contacting stockholders to solicit proxies to vote in favor of the approval and adoption of this Agreement, and performing the services customarily performed by such firms in transactions of this type. At or prior to the Closing, Delphax shall deliver to Air T a certificate of Delphax’s Secretary setting forth the voting results from its Stockholders Meeting.

4.4     Exclusivity.

(a)     For purposes of this Agreement, the term “Alternative Proposal” shall mean any proposal relating to any possible merger, consolidation, distribution, dividend, recapitalization, liquidation or business combination or any purchase, sale, transfer, encumbrance or disposition of all or any substantial portion of Delphax’s securities, claims, assets or operations, other than as contemplated by this Agreement. Delphax shall promptly advise Air T orally and in writing, and in no event later than forty-eight (48) hours after receipt, of any Alternative Proposal or of any proposal, or inquiry reasonably likely to result in a Alternative Proposal.

(b)     Following the execution and delivery of this Agreement, Delphax and any Subsidiary shall immediately cease, and shall cause its officers, directors, stockholders, investment bankers, agents and representatives to cease, any discussions or negotiations with any parties that may be ongoing with respect to an Alternative Proposal (other than the discussions and negotiations with Air T) and shall not, directly or indirectly, whether through its officers, directors, investment bankers, agents, representatives, or otherwise, (i) solicit or encourage the initiation of any inquiries, proposals or offers that constitute, or may be reasonably be expected to lead to, a Alternative Proposal, or (ii) engage in any discussions or negotiations with, or provide any non-public information to, any person or entity making, proposing to make or believed to be contemplating a Alternative Proposal to Delphax.

4.5     Authorization from Others. Prior to the Closing Date, Delphax and Delphax Canada will each use its reasonable best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Delphax and Delphax Canada of the transactions contemplated by this Agreement.

4.6     Notice of Developments. Each party shall give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Article II or Article III, as the case may be, or of the covenants in Section 4.2, and if applicable to Delphax or Delphax Canada it shall provide an update to the Disclosure Letter describing such development, provided, however, that disclosure pursuant to this Section 4.6 shall not be deemed to amend or supplement the original Disclosure Letter nor shall it prevent or cure any misrepresentation, breach of warranty, or breach of covenant for any purpose under this Agreement.

4.7     Access to Records and Properties. Air T may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Delphax and any Subsidiary and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Delphax and any Subsidiary. Delphax agrees to assist Air T in conducting such review and investigation and will provide, and will cause its or their representatives and independent public accountants to provide, Air T and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of Delphax and any Subsidiary, including their respective books, records (including tax returns filed or in preparation), projections, personnel and premises, and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency. Air T shall use reasonable efforts to minimize any disruption to the business of Delphax and any Subsidiary.

ARTICLE V
COMPOSITION OF BOARD OF DIRECTORS

5.1     Expansion of Board at Closing. If at the Stockholder Meeting (A) this Agreement and the proposed transactions hereunder, and (B) the amendment to Delphax’s Bylaws to opt out of the Minnesota Control Share Acquisition Act, are approved by stockholders, then Delphax shall immediately file the Certificate of Designation with the Minnesota Secretary of State and Delphax’s Board of Directors shall, effective at the Closing, and in accordance with the Certificate of Designation (i) increase the authorized number of directors to seven (7) members, (ii) obtain the resignation of one of the members of Board of Directors as of the Closing, (iii) appoint Nick Swenson, Michael Moore and Brian Bagley (the “Air T Designees”) to fill the vacancies created by the actions referred to in clauses (i) and (ii) above, and (iv) elect one of the Air T Designees as Delphax’s non-executive Chairman of the Board of Directors.

5.2     Indemnification of Directors. Delphax shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the fullest extent permitted by law.

ARTICLE VI
COVENANTS FOLLOWING CLOSING

Delphax shall comply, and cause each Subsidiary to comply, with the following covenants, except to the extent compliance with a particular covenant is waived by Air T:

6.1     Use of Proceeds. To the extent of any indebtedness of Delphax or Delphax Canada (to MB Financial or any other lender) outstanding at the time of the Closing, Delphax and Delphax Canada shall apply the proceeds of the Securities to repay such indebtedness by directing Air T to directly repay such amounts up to the purchase price for the Securities. Delphax and Delphax Canada will use the remaining net proceeds from the sale of the Securities for general corporate purposes, and will not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other entity.

6.2     Books and Accounts; Inspection. From the Closing until the Investment Condition Termination Date, Delphax and each Subsidiary shall keep accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP and, upon request by Air T, will give any representative of Air T access to, and permit the representative to examine, audit, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at times during normal business hours and as often as Air T may reasonably request.

6.3     Financial Information. The financial statements of Delphax will be prepared in accordance with United States generally accepted accounting principles, consistently applied, and will fairly present the consolidated financial position of Delphax and its Subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

6.4     Reporting. Until the later of (i) the Investment Condition Termination Date, or (ii) Air T is no longer required by GAAP or applicable law to include Delphax’s results of operation in Air T’s financial statements (under the equity method, by consolidation or otherwise), Delphax shall deliver to Air T:

(a)     Year-End Financial Statements. As soon as available and in any event within 120 days after the close of each fiscal year, a consolidated balance sheet of Delphax and its consolidated Subsidiaries as of the close of the fiscal year and consolidated statements of income and of changes in financial position for the year then ended, accompanied by an opinion of independent certified public accountants acceptable to Air T.

(b)     Monthly Financial Statements. As soon as available and in any event within 30 days after each monthly accounting period, (i) a consolidated balance sheet of Delphax and its consolidated Subsidiaries as of the close of each month and consolidated statements of income and of changes in financial position for the portion of the fiscal year-to-date then ended, together with a comparison to budget for the month and the year to date, and (ii) beginning with the financial statements for the period ending June 30, 2016, a calculation of EBITDA as of and for (A) the nine, ten and eleven month periods ended June 30, 2016, July 31, 2016 and August 31, 2016, respectively and (B) the twelve month periods ended September 30, 2016 and each month ended thereafter.

(c)     Communications from Accountants. Promptly upon receipt thereof, a copy of all management letters, reports, opinions or similar communications received by Delphax from Delphax’s certified public accountant.

(d)     Notice of Litigation, Investigation, Etc. Immediately after the commencement thereof or learning of the existence thereof, notice in writing of any default or event of default under the Senior Credit Agreement, any litigation or arbitration proceeding (or any audit, investigation or proceedings before or by any governmental or regulatory agency) that seeks a monetary recovery in excess of $100,000 from Delphax or any Subsidiary or that, if adversely decided, would reasonably be expected to have a Material Adverse Effect on Delphax, or any other event that would reasonably be expected to have a Material Adverse Effect on Delphax.

(e)     Reports to Stockholders. Promptly upon the sending thereof, each annual report and all other reports, including proxy solicitations, which Delphax sends to its shareholders generally.

(f)     Other Information. Promptly upon Air T’s request, such other or further information concerning Delphax’s or any Subsidiary’s financial condition, operations, cash flows, properties, prospects and accounting controls and procedures as Air T may reasonably request or which are needed by Air T to timely prepare any required reports to its shareholders or to regulatory authorities.

(g)     Access to Information. Delphax shall, and shall cause each of its subsidiaries to, allow access to its accounting records and accounting personnel by Air T and its representatives (including its independent public accounting firm) at reasonable times and upon reasonable notice in connection with the financial information of Delphax and its subsidiaries required to be included in the financial statements of Air T and evaluation of the effectiveness of internal control over financial reporting.

(h)     Standards. Delphax shall maintain effective internal control over financial reporting (as such terms are used in Rule 13a-15 under the Securities Act of 1934, as amended) with respect to the preparation of such information. All consolidated financial information of Delphax and is subsidiaries so provided to Air T shall be prepared in accordance with GAAP and shall fairly present the results of operations, financial condition and cash flows of Delphax and its subsidiaries in accordance with GAAP.

6.5     Corporate Existence; Compliance with Law; Payment of Taxes. From the Closing until the Investment Condition Termination Date:

(a)      Delphax and Delphax Canada will each maintain its corporate existence in good standing;

(b)      Delphax and its Subsidiaries will conduct their business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; and

(c)      each of Delphax and its Subsidiaries will pay and discharge all taxes, assessments and other governmental charges imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a lien upon any of its properties; provided, however, that neither Delphax nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which it is maintaining adequate reserves with respect thereto in accordance with GAAP.

6.6     Insurance. From the Closing until the Investment Condition Termination Date, Delphax and its Subsidiaries will maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size and in lines of business of Delphax and its Subsidiaries.

6.7     Reservation of Shares. From the Closing, Delphax will at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of (i) Series B Preferred Stock to provide for the full exercise of the Warrant and the issuance of the Warrant Shares in connection therewith (based upon the exercise price of the Warrant in effect from time to time), and (ii) Common Stock to provide for the conversion of the Series B Preferred Stock to Common Stock (based upon the conversion price of the Series B Preferred Stock in effect from time to time). Delphax will not reduce the number of shares of Series B Preferred Stock reserved for issuance upon exercise of the Warrant, or reduce the number of shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock, without the consent of Air T. Delphax will use its best efforts at all times to maintain the number of shares of Series B Preferred Stock so reserved for issuance at no less than the number of shares which are purchasable under the Warrant. If at any time the number of shares of Series B Preferred Stock authorized and reserved for issuance is below the number of Warrant Shares issued and issuable in connection with or upon exercise of the Warrant (based on the exercise price of the Warrant then in effect), Delphax will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet Delphax’s obligations under this Section 6.7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

6.8     Debt Limitation Based on Elan Sales Condition. From the Closing until the Investment Condition Termination Date, unless and until the Elan Sales Condition has been satisfied Delphax and its Subsidiaries shall not have outstanding at any time more than a total of $2,500,000 in principal amount of indebtedness to MB Financial or any other lender other than Air T.

6.9     Management Pay Reductions Based on Elan Sales Condition. Delphax and Delphax Canada shall implement the Management Pay Reduction Program, effective from and after the Closing, and the reductions in compensation thereunder shall continue unless and until the Elan Sales Condition has been satisfied.

6.10     Board Compensation. Until the Elan Sales Condition has been satisfied, Delphax shall reduce the compensation paid to the directors elected by holders of Common Stock by 20% from the April 2012 compensation plan approved by the Board’s compensation committee. Delphax shall pay the directors elected by holders of the Series B Preferred Stock $5,000 annually.

6.11     Rights to Future Issuances. Until the Investment Condition Termination Date, if Delphax proposes to offer or sell any New Securities, Delphax shall first offer such New Securities to Air T. Delphax shall give notice (the “Offer Notice”) to Air T, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By notification to Delphax within twenty (20) days after the Offer Notice is given, Air T may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, any or all of the New Securities.

6.12     Restrictive Covenants. From the Closing until all indebtedness under the Senior Subordinated Notes has been paid in full, Delphax and its Subsidiaries shall not:

(a)     Changes to Existing Indebtedness. Agree to any change in the financial covenants of the Senior Credit Agreement as in effect as of the date hereof nor will they agree to any increase in the amount of indebtedness that may be borrowed thereunder or any change to the borrowing base thereunder.

(b)     Liens. Grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens (as defined in the Senior Credit Agreement as in effect as of the date hereof).

(c)     Investments. Purchase the stock, other equity interests or obligations of any person or entity, or lend or advance funds to any person or entity, except in each case as permitted under the Senior Credit Agreement as in effect as of the date hereof.

(d)     Guaranties. Assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any person or entity, expect by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

(e)     Affiliate Transactions. Conduct, permit or suffer to be conducted, transactions with Affiliates (as defined in the Senior Credit Agreement as in effect as of the date hereof) except as permitted under the Senior Credit Agreement as in effect as of the date hereof.

(f)     Fundamental Changes. Change the state or jurisdiction of its organization or its type of organization, change its fiscal year, amend its organizational documents, or enter into a new line of business materially different from its current line of business, unless in each case (i) such actions would not have a Material Adverse Effect, would not affect the obligations of Delphax or Delphax Canada to Air T, and would not affect the interpretation of any of the terms of the Transaction Documents, and (ii) Air T has received 10 days prior written notice of such amendment or change (it being understood that this provision shall not be deemed to supersede or modify any separate requirements for notice to Air T under the articles of incorporation of Delphax or applicable law).

ARTICLE VII

CONDITIONS TO DELPHAX’S OBLIGATION TO CLOSE

7.1     Conditions Precedent to Closing. The obligation of Delphax and Delphax Canada to issue and sell the Securities (other than the 90-Day Senior Subordinated Note) to Air T at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for Delphax and Delphax Canada’s sole benefit and may be waived by Delphax at any time in its sole discretion:

(a)     Air T will have executed and delivered this Agreement and the other Transaction Documents that provide for signature by Air T.

(b)     Air T will have delivered the purchase price for the Securities (other than the 90-Day Senior Subordinated Note) to Delphax and Delphax Canada in accordance with this Agreement.

(c)     The representations and warranties of Air T shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be correct as of such date), and Air T will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by Air T at or prior to the Closing. Delphax and Delphax Canada shall have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of Air T certifying as to the matters contained in Sections 7.1(c), and as to Air T’s Certificate of Incorporation, By-laws, Board of Directors’ resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of Air T who may execute on behalf of Air T any document delivered at the Closing.

(d)     No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)     Delphax’s stockholders shall have approved at the Stockholders Meeting (i) the issuance and sale to Air T of the Shares, the Warrant and the Five-Year Senior Subordinated Note pursuant to this Agreement, and (ii) an amendment of Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders.

ARTICLE VIII
CONDITIONS TO AIR-T’S OBLIGATION TO CLOSE

8.1     Conditions Precedent to Closing. The obligation of Air T hereunder to purchase the Securities (other than the 90-Day Senior Subordinated Note) from Delphax and Delphax Canada at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for Air T’s respective benefit and may be waived by Air T at any time in its sole discretion:

(a)     Delphax and Delphax Canada will have executed this Agreement and the other Transaction Documents that provide for signature by Delphax or Delphax Canada.

(b)     The representations and warranties of Delphax and Delphax Canada shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on the date hereof and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) without giving effect to any update to the Disclosure Letter and Delphax and Delphax Canada shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by Delphax and Delphax Canada at or prior to the Closing. Air T shall have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of Delphax and Delphax Canada certifying as to the matters in contained in Sections 8.1(b) through (e), and as to Delphax’ Articles of Incorporation and By-laws, Delphax Canada’s charter documents, the Board of Directors’ resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of Delphax and Delphax Canada who may execute on behalf of Delphax and Delphax Canada any document delivered at the Closing.

(c)     No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     There shall exist at the time of Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

(e)     Delphax’s stockholders shall have approved at the Stockholders Meeting (i) the issuance and sale to Air T of the Shares, the Warrant and the Five-Year Senior Subordinated Note pursuant to this Agreement, and (ii) an amendment of Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders and that such bylaw provision may not be amended without the consent of Air T.

(f)     Delphax’s Board of Directors shall consist of seven members and each of the Air T Designees shall be members of the Board of Directors with one of the Air T Designees elected as Delphax’s non-executive Chairman of the Board of Directors.

(g)     Air T shall have received a legal opinion from Lindquist & Vennum LLP, counsel to Delphax, dated as of the Closing Date, in substantially the form of Exhibit I.

(h)     Delphax shall have delivered to Air T a certificate of existence or of good standing of each of Delphax and Delphax Canada, dated as of a date not more than 5 Business Days prior to the Closing Date, from the jurisdiction of its incorporation.

(i)     The Certificate of Designation shall have been filed with the Minnesota Secretary of State and Delphax shall have delivered file-stamped evidence of the acceptance of such filing to Air T.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.1     Events of Default. Each of the following events shall be an event of default (an “Event of Default”) for purposes of this Agreement and the other Transaction Documents:

(a)     if default shall be made in the payment when due of interest on either Senior Subordinated Note, and such default shall have continued for a period of 10 days; or

(b)     if default shall be made in the payment when due of any installment of the principal of either Senior Subordinated Note; or

(c)     if Delphax shall default in any of its obligations under the Warrant, including without limitation failing to issue Series B Preferred Stock upon exercise of any Warrant; or

(d)     if any Event of Default occurs under any Security Document; or

(e)     if Delphax or Delphax Canada becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or is dissolved; or

(f)     if a trustee, liquidator, administrator receiver is appointed for Delphax or Delphax Canada (or Delphax or Delphax Canada applies for or consents to such appointment) or for a substantial part of the property of either and the order of such appointment is not discharged, vacated or stayed within 45 days after such appointment; or

(g)     if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $100,000 shall be entered or filed against Delphax or any Subsidiary or against any of the property or assets of either and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days; or

(h)     if an order for relief shall be entered in any U.S. or Canadian federal, national, state or provincial bankruptcy proceeding in which Delphax or Delphax Canada is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Delphax or Delphax Canada and, if instituted against Delphax or Delphax Canada, are consented to or, if contested by Delphax or Delphax Canada, are not dismissed by the adverse parties or by an order, decree or judgment within 45 days after such institution; or

(i)     if Delphax or any Subsidiary shall default in the due and punctual performance of any condition, covenant or agreement (including any payment obligation) in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness for Borrowed Money (including, without limitation, the Senior Credit Agreement), and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not theretofore have been waived; or

(j)     (A) if any representation or warranty made by or on behalf of Delphax or Delphax Canada in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, or (B) if any written report, certificate, financial statement or financial schedule or other instrument prepared by Delphax or Delphax Canada or any officer of Delphax or Delphax Canada furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

(k)     if default shall be made by Delphax or any Subsidiary in the due and punctual performance or observance of (A) any condition, covenant or agreement contained in Section 3 or Section 6(a) of the Certificate of Designation, (B) any condition, covenant or agreement contained in Section 6.5(a), Section 6.8 or Section 6.12 of this Agreement, (C) any condition, covenant or agreement contained in Section 6.4, and (in the case of this clause (C)) such default shall have continued for a period of 5 days after the earlier to occur of (i) the date on which Delphax acquires knowledge thereof and (ii) delivery of written notice thereof to Delphax by the holder of either Senior Subordinated Note, or (D) any condition, covenant or agreement contained in this Agreement or any of the other Transaction Documents (other than those enumerated in clauses (A), (B) and (C) above), and (in the case of this clause (D)) such default shall have continued for a period of 15 days after the earlier to occur of (i) the date on which Delphax acquires knowledge thereof and (ii) delivery of written notice thereof to Delphax by the holder of either Senior Subordinated Note.

9.2     Remedies Upon Events of Default. For so long as either Senior Subordinated Note remains outstanding, upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, in addition to the other remedies of the holder of the Senior Subordinated Notes provided in this Agreement, by applicable law or otherwise, any or all of the entire unpaid principal amount (in the case of the 90-Day Senior Subordinated Note) or Accreted Principal Amount (in the case of the Five-Year Senior Subordinated Note) and, in each case, all accrued and unpaid interest may, at the option of the holder thereof, be declared to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentment, demand or notice of any kind; provided, further, that when any Event of Default described in Section 9.1(h) has occurred, the entire unpaid principal amount (in the case of the 90-Day Senior Subordinated Note) or Accreted Principal Amount (in the case of the Five-Year Senior Subordinated Note) and, in each case, all accrued and unpaid interest shall automatically and immediately become due and payable without presentment, demand or notice of any kind.

9.3     Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, the holder of the Securities may proceed to protect and enforce its rights under this Article IX by suit in equity or action at law. It is agreed that in the event of such action such holder of the Securities shall be entitled to receive all fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and fees, costs and expenses of appeals.

9.4     Remedies Cumulative. No right, power or remedy conferred upon any holder of Securities shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

9.5     Remedies not Waived. No course of dealing between Delphax or Delphax Canada and Air T, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 9.5 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

ARTICLE X
TERMINATION

10.1     Termination. This Agreement may be terminated before the Closing, notwithstanding any approval and adoption of this Agreement by the stockholders of Delphax:

(a)     by the mutual consent of the Board of Directors of Air T and Delphax; or

(b)     by Air T or Delphax, if the Stockholders fail to approve at the Stockholders Meeting either (i) this Agreement and the transaction hereunder, or (ii) the amendment of Delphax’s Bylaws to provide that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders; or

(c)     by Air T if there has been a material misrepresentation or material breach on the part of Delphax or Delphax Canada in the representations, warranties or covenants of Delphax and Delphax Canada set forth herein, or if there has been any material failure on the part of Delphax or Delphax Canada to comply with its obligations hereunder; or

(d)      by Delphax and Delphax Canada if there has been a material misrepresentation or material breach on the part of Air T in the representations, warranties or covenants of Air T set forth herein, or if there has been any material failure on the part of Air T to comply with their obligations hereunder; or

(e)     by Delphax and Delphax Canada, or by Air T, if the Closing has not occurred by December 31, 2015, except that a party whose breach of this Agreement has caused a delay in the consummation of the Closing shall not be entitled to terminate this Agreement pursuant to this Section 10.1(e).

10.2     Termination Procedures. The power of termination provided for by this Article X may be exercised for Air T, or Delphax and Delphax Canada, only by its respective Chief Executive Officer or, in the absence of the Chief Executive officer, by a duly acting President or Vice President, and will be effective only after written notice thereof, signed on behalf of the party for which it is given by a duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Article X, then the proposed transactions under this Agreement shall be abandoned without further action by Delphax or Air T.

10.3     Liability Upon Termination. In the event of termination of this Agreement pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except as provided in Section 10.7 below, and except that a party that is in material breach of its representations, warranties or covenants hereunder shall be liable for damages incurred by the other party hereto, and if any legal action is instituted to enforce or interpret the terms of this Agreement the prevailing party in such action shall be entitled, in addition to any other relief to such the party is entitled, to reimbursement of its actual out-of-pocket costs, including reasonable attorneys fees.

10.4     Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to this Article X, provided, however, that the provisions of this Article X (Termination) and Article XII (Governing Law; Miscellaneous) shall survive any termination of this Agreement.

10.5     Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after stockholder approval of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.6     Waiver. Delphax and Delphax Canada may extend the time for the performance of any of the obligations or other acts of Air T hereunder, waive any inaccuracies in the representations and warranties of Air T contained herein or in any document delivered pursuant hereto, or waive compliance by Air T with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Delphax and Delphax Canada. Air T may extend the time for the performance of any of the obligations or other acts of Delphax and Delphax Canada hereunder, waive any inaccuracies in the representations and warranties of Delphax or Delphax Canada contained herein or in any document delivered pursuant hereto, or waive compliance by Delphax and Delphax Canada with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Air T.

10.7     Fees in Certain Circumstances.

(a)     In the event that this Agreement is terminated because the stockholders do not approve at the Stockholders Meeting either (i) this Agreement and the proposed transactions hereunder, or (ii) the amendment of Delphax’s Bylaws to provide that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders, then Delphax and Delphax Canada shall be jointly and severally liable to pay Air T within ten days after such termination a termination fee equal to $20,000.

(b)     In the event that this Agreement is terminated because the stockholders do not approve at the Stockholders Meeting either (i) this Agreement and the proposed transactions hereunder, or (ii) the amendment of Delphax’s Bylaws to provide that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders, and within 180 days after the Stockholders Meeting Delphax or Delphax Canada enter into a Change in Control Agreement or an Alternative Financing Agreement that is subsequently consummated, then Delphax and Delphax Canada shall be jointly and severally liable to Air T for a fee of $120,000, which shall be paid to Air T at the closing of such Change in Control Agreement or Alternative Financing Agreement.

ARTICLE XI
DEFINITIONS

“90-Day Senior Subordinated Note” has the meaning set forth in the Recitals of this Agreement.

“Accreted Principal Amount” has the meaning given to it in the Five-Year Senior Subordinated Note.

“Air T” means Air T, Inc., a Delaware corporation.

“Alternative Financing Agreement” means an agreement between Delphax or Delphax Canada and another party or parties pursuant to which the other party or parties provide $2,500,000 or more of new debt or equity financing to Delphax or to Delphax Canada at the closing of such agreement, excluding any agreement with a commercial lender to provide term loans or revolving credit loans to Delphax or Delphax Canada that are secured by a security interest in its assets and that only refinances and terminates the existing indebtedness under the Senior Credit Agreement.

“Canadian Security Agreement” has the meaning stated in the Recitals to this Agreement.

“Certificate of Designation” has the meaning stated in the Recitals to this Agreement.

“Change in Control Agreement” means: an agreement under which (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or persons become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Delphax representing 50% or more of the combined voting power of Delphax’s then outstanding securities; or (b) there is any sale, transfer, or other disposition to any unrelated person or group by Delphax or its Subsidiaries of 50% or more of the consolidated assets of the Company (other than sales in the normal course of business).

“Closing” means the Closing of the sale and purchase of the Securities pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 1.3.

“Common Stock” means the common stock, par value $.10 per share, of Delphax.

“Delphax” means Delphax Technologies Inc., a Minnesota corporation.

“Delphax Canada” has the meaning stated in the Recitals to this Agreement.

“Dollars” or “$” means U.S. Dollars.

“EBITDA” has the meaning given to such term in the Five-Year Senior Subordinated Note.

“Elan Sales Condition” means the sale by Delphax or its Subsidiaries of élan printing systems from and after the Closing having a cumulative total purchase price of $9,000,000, not including sales of consumable items or spare parts.

“Environmental Laws” has the meaning set forth in Section 3.14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Five-Year Senior Subordinated Note” has the meaning set forth in the Recitals of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the Financial Statements referred to in Article III.

“Guaranty” has the meaning stated in the Recitals to this Agreement.

“Indebtedness for Borrowed Money” shall include only (i) indebtedness of Delphax and its Subsidiaries incurred as the result of a direct borrowing of money, and (ii) guarantees by Delphax and its Subsidiaries of indebtedness of third parties, and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts, equipment leases or intercompany loans.

“Investment Condition Termination Date” means the date, if any, that both (i) all principal, interest and other obligations evidenced by the Five-Year Senior Subordinated Note has been paid in full, and (ii) either (A) Air T ceases to own at least 38,700 Shares (as such number may be adjusted for stock splits or other similar events) and/or (B) Air-T ceases to be the owner of an interest in the Warrant that gives Air-T the right to purchase at least 50% of the shares of Series B Preferred Stock originally available under the Warrant, or the Warrant has expired and Air T has not exercised its right to purchase at least fifty percent of the shares that it is entitled to purchase thereunder.

“Intellectual Property” has the meaning set forth in Section 3.10.

“MB Financial” means MB Financial Bank, N.A.

“Management Equity Program” means the issuance to Delphax executives and managers at the Closing of stock options to purchase a total of 1,200,000 shares of Common Stock that vest ratably over 3 years, expire after 6 years and have a strike price of $0.3347 per share.

“Management Pay Reduction Program” means a program under which the base salary of Delphax and Delphax Canada executives is reduced 20%, and that of managers who are included in the Delphax bonus plan is reduced by 10%, from the time of the Closing until the Elan Sales Condition is satisfied, at which time those reductions would cease.

“Material Adverse Effect” means a material adverse effect on the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of Delphax and its Subsidiaries, taken as a consolidated whole.

“New Securities” means, collectively, equity securities of Delphax or any Subsidiary, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, provided, however, that New Securities shall not include any shares of Common Stock that are issued after the date of this Agreement pursuant to options, warrants or other rights which were outstanding as of the date of this Agreement.

“Option Plans” means Delphax’s 1991 Stock Plan, 1997 Stock Plan, 2000 Stock Plan and 2012 Stock Incentive Plan.

“Permit” has the meaning set forth in Section 3.18.

“Pledge Agreement” has the meaning stated in the Recitals to this Agreement.

“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

“Rule 144” and “Rule 144(k)” mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

“Securities” has the meaning stated in the Recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Security Documents” means the Guaranty, the Canadian Security Agreement, the U.S. Security Agreement and the Pledge Agreement.

“Senior Credit Agreement” means the Credit and Security Agreement, dated as of November 9, 2011, among MB Financial (as successor to Cole Taylor Bank), Delphax and Delphax Canada, as amended by a Waiver and Amendment No. 1 thereto dated as of January 10, 2013, by an Amendment No. 2 thereto dated as of December 24, 2013, and by an Amendment No. 3 thereto dated as of June 25, 2014, and as further amended, restated, modified or supplemented from time to time not in violation of the Subordination Agreement.

“Senior Debt” means the Indebtedness for Borrowed Money owed to MB Financial under the Senior Credit Agreement or to another lender that has advanced credit for repayment of the Indebtedness for Borrowed Money owed to MB Financial.

“Senior Subordinated Notes” has the meaning set forth in the Recitals of this Agreement.

“Series B Preferred Stock” has the meaning set forth in the Recitals of this Agreement.

“Shares” has the meaning set forth in the Recitals of this Agreement.

“Subsidiary” means any entity in which Delphax, directly or indirectly, owns at least 50% of the capital stock or other equity or similar interest, including without limitation Delphax Canada.

“Transaction Documents” means this Agreement, the Senior Subordinated Notes, the Warrant, the Security Documents and the Voting Agreement.

“U.S. Security Agreement” has the meaning stated in the Recitals to this Agreement.

“Warrant Shares” means any shares of Series B Preferred Stock issued upon any exercise of the Warrant and any shares of Common Stock issued upon the conversion of shares of Series B Preferred Stock that were issued upon the exercise of the Warrant.

“Warrant” has the meaning stated in the Recitals to this Agreement.

ARTICLE XII
GOVERNING LAW; MISCELLANEOUS

12.1     Governing Law; Submission to Jurisdiction; Waiver of Venue; Waiver of Jury Trial.

(a)     This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except as may be expressly otherwise provided in any Transaction Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules), except to the extent that the Minnesota Business Corporation Act is mandatorily applicable to the transactions contemplated by this Agreement.

(b)     Each of Delphax and Delphax Canada irrevocably and unconditionally agrees (for itself and each of its Subsidiaries) that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Air T or any of its directors, officers, employees or affiliates in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Transaction Document shall affect any right that Air T may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against Delphax, Delphax Canada or any Subsidiary or its properties in the courts of any jurisdiction.

(c)     Each of Delphax and Delphax Canada irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in Section 12.1(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.8. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.2     Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

12.3     Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

12.4     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

12.5     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

12.6     Entire Agreement. This Agreement and the other Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

12.7     Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.8     Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to Delphax or Delphax Canada:	Delphax Technologies Inc. 6100 West 110th Street Bloomington, Minnesota 55438 Attn: Chief Executive Officer

With a copy to:	Lindquist & Vennum LLP 4200 IDS Center Minneapolis, Minnesota 55402 Attn: Richard D. McNeil

If to Air T:	Air T, Inc. 3524 Airport Road Maiden, North Carolina 28650 Attention: Chief Executive Officer

With a copy to:	Robinson Bradshaw & Hinson, P.A. 101 N. Tryon St., Suite 1900 Charlotte, NC 28246 Attention: Stephen M. Lynch

Each party will provide written notice to the other parties of any change in its address.

12.9     Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Neither Delphax nor Delphax Canada shall assign this Agreement or any rights or obligations hereunder without the prior written consent of Air T, and Air T shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Delphax and Delphax Canada. Notwithstanding the foregoing, Air T may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of Delphax or Delphax Canada so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit Air T’s right to transfer the Securities pursuant to the terms of this Agreement or to assign Air T’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

12.10     Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.11     Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Senior Subordinated Notes and the Warrant and payment therefor, and shall in no way be affected by any investigation by, or knowledge of, Air T or its representatives or advisors. All statements contained in any certificate, instrument or other writing delivered by or on behalf of Delphax or Delphax Canada at the Closing pursuant hereto or in connection with the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by Delphax or Delphax Canada hereunder.

12.12     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

DELPHAX TECHNOLOGIES CANADA LIMITED		DELPHAX TECHNOLOGIES INC.

By:	/s/Dieter P. Schilling	By:	/s/Dieter P. Schilling

Its:	President & CEO	Its:	President & CEO

AIR T, INC.

By:	/s/ Nick Swenson

Its:	CEO

[Signature Page to Securities Purchase Agreement]

Exhibits

A-1     90-Day Senior Subordinated Note

A-2     Five-Year Senior Subordinated Note

B         Parent Guaranty

C         Certificate of Designation

D         Stock Purchase Warrant

E         Canadian Security Agreement

F         U.S. Security Agreement

G         Pledge Agreement

H         Voting Agreement with Fred Brenner

I          Legal Opinion

Exhibit A-1

Form of 90-Day Senior Subordinated Note

A-1-1

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of October 2, 2015, by and among by and among DELPHAX TECHNOLOGIES INC., a Minnesota corporation (“Delphax U.S.”), and DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (“Delphax Canada” and Delphax are also collectively referred to as “Borrowers” and individually as “Borrower”), AIR T, INC. and MB Financial Bank, N.A. (“Senior Lender”), to the indebtedness (including interest) owed by Borrowers pursuant to that certain Credit and Security Agreement dated November 9, 2011 between Borrowers and Senior Lender, as such Credit and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

90-DAY Senior SUBORDINATED PROMISSORY NOTE

Initial Principal Amount: $500,000     Date: October 2, 2015

FOR VALUE RECEIVED, the undersigned, DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (the “Debtor”), hereby promises to pay to the order of AIR T, INC., a Delaware corporation, at its office at 3524 Airport Road, Maiden, North Carolina 28650, or such other place as the holder (the “Holder”) of this 90-Day Senior Subordinated Promissory Note (this “Note”) may designate, in lawful money of the United States of America and in immediately available funds, the principal amount of Five Hundred Thousand Dollars ($500,000), in accordance with the terms and conditions of this Note, together with interest on the unpaid principal balance from the date hereof as provided herein, in accordance with the terms and conditions of this Note.

This Note is issued under a Securities Purchase Agreement dated as of October 2, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Securities Purchase Agreement”) by and among the Debtor, Delphax Technologies Inc. and Air T, Inc. Capitalized terms in this Note shall have the same meaning as set forth in the Securities Purchase Agreement. This Note is secured as provided in the Securities Purchase Agreement.

Payment of Interest

From and after the date hereof and continuing until all principal has been paid in full, interest at a rate per annum equal to 12.0% shall accrue on the outstanding principal balance of this Note, and shall be due and payable in cash by wire transfer of immediately available funds to the Holder on the maturity date of this Note, unless sooner required to be paid as provided herein.

Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal balance of this Note and, to the greatest extent permitted by law, all interest accrued on this Note, shall bear interest at a rate per annum equal to 14.0%, compounded monthly, and, in each case, such default interest shall be payable on demand and in cash. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Debtor of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

A-1-2

All interest calculations hereunder shall be computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month.

For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Notwithstanding anything to the contrary contained in this Note or any other Transaction Document, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law, including without limitation an amount or rate which would result in the receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)). If from any circumstance whatever, fulfillment of any provision of any Transaction Document would result in exceeding the highest rate or amount permitted by Criminal Code (Canada) for the collection or charging of interest, the obligation to be fulfilled shall be reduced to reflect the highest permitted rate or amount. If from any circumstance the Holder shall ever receive anything of value as interest or deemed interest under any Transaction Document that would result in exceeding the highest lawful rate or amount of interest permitted by Criminal Code (Canada), the amount that would be excessive interest shall be applied to the reduction of the principal amount of this Note, and not to the payment of interest, or if the excessive interest exceeds the unpaid principal balance of this Note, the amount exceeding the unpaid balance shall be refunded to the Debtor. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Debtor and the Holder shall, to the maximum extent permitted by applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and their effects, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the term of this Note so that interest does not exceed the maximum amount permitted by Criminal Code (Canada), and/or (iv) allocate interest between portions of the Obligations of the Debtor to the end that no portion shall bear interest at a rate greater than that permitted by Criminal Code (Canada). For the purposes of Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and if there is any dispute, the determination of a Fellow of the Canadian Institute of Actuaries appointed by the Holder shall be conclusive.

A-1-3

Principal

To the extent not sooner prepaid as provided herein, the Debtor shall repay the entire unpaid principal amount of this Note, together with all accrued and unpaid interest on this Note, in full on December 31, 2015; provided, however, that if there occurs any Event of Default, then, in addition to the other remedies of the Holder provided in the Securities Purchase Agreement, by applicable law or otherwise, any or all of the entire unpaid principal amount and all accrued and unpaid interest may at the option of the Holder be declared to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentment, demand or notice of any kind; provided, further, that when any Event of Default described in Section 9.1(h) of the Securities Purchase Agreement has occurred, the entire unpaid principal amount and all accrued and unpaid interest shall automatically and immediately become due and payable without presentment, demand or notice of any kind. The provisions of Article IX of the Securities Purchase Agreement are hereby incorporated into this Note and expressly made a part hereof, as if set forth at length herein.

Prepayment

The unpaid principal amount of this Note, together with all accrued and unpaid interest, shall be automatically prepaid in full upon the issuance of the Five-Year Senior Subordinated Note at the Closing. The Debtor agrees that such prepayment may be effected by Air T withholding, from the proceeds of the Five-Year Senior Subordinated Note, an amount equal to the sum of the unpaid principal amount of this Note and all accrued and unpaid interest, for application to the payment in full of this Note as provided hereinabove. In addition, this Note may be prepaid in full or in part at any time, without prepayment or penalty. Any prepayment shall be accompanied by all accrued and unpaid interest on the principal amount so prepaid.

General

The Debtor waives demand for payment, presentment, notice of dishonor, notice of non-payment and protest and all other notices to which Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Securities Purchase Agreement. No right, power or remedy conferred upon the Holder shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the Debtor and the Holder, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy. No release of any security for this Note or extension of time for payment of this Note shall release or modify the liability of the Debtor under this Note. All payments under this Note shall be applied first to any unpaid expenses and costs of collection, second to any accrued but unpaid interest, and then to principal. In the event that any payment required to be made in cash hereunder becomes due and payable on a day other than a day upon which commercial banks are open for the transaction of business in Charlotte, North Carolina (a “business day”), then such due date shall be extended to the next succeeding business day; provided that interest shall continue to accrue during the period of any such extension.

A-1-4

This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Holder. This Note shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of the holder hereof and its successors and assigns; provided that the Debtor shall not assign or otherwise transfer any of its rights, interests or obligations under this Note without the prior written consent of the Holder. The terms of Section 12.1 of the Securities Purchase Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated into this Note and expressly made a part hereof, as if set forth at length herein, mutatis mutandis, and the Debtor hereby agrees to such terms.

[Signature page follows]

A-1-5

IN WITNESS WHEREOF, the Debtor has caused this Note to be executed by its duly authorized officer as of the date first written above.

DELPHAX TECHNOLOGIES CANADA LIMITED

By:
Its:

[Signature page to 90-Day Senior Subordinated Promissory Note]

Exhibit A-2

Five-Year Senior Subordinated Note

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of October 2, 2015, by and among by and among DELPHAX TECHNOLOGIES INC., a Minnesota corporation (“Delphax U.S.”), and DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (“Delphax Canada” and Delphax are also collectively referred to as “Borrowers” and individually as “Borrower”), AIR T, INC. and MB Financial Bank, N.A. (“Senior Lender”), to the indebtedness (including interest) owed by Borrowers pursuant to that certain Credit and Security Agreement dated November 9, 2011 between Borrowers and Senior Lender, as such Credit and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

FIVE-YEAR Senior SUBORDINATED PROMISSORY NOTE

Initial Principal Amount: $2,500,000     Date: __________, 2015

FOR VALUE RECEIVED, the undersigned, DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (the “Debtor”), hereby promises to pay to the order of AIR T, INC., a Delaware corporation, at its office at 3524 Airport Road, Maiden, North Carolina 28650, or such other place as the holder (the “Holder”) of this Five-Year Senior Subordinated Promissory Note (this “Note”) may designate, in lawful money of the United States of America and in immediately available funds, the Accreted Principal Amount (as hereinafter defined), based on the initial principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Initial Principal Amount”), in accordance with the terms and conditions of this Note, together with interest on the unpaid principal balance from the date hereof at the rate of 8.5% per annum (the “Senior Subordinated Rate”), in accordance with the terms and conditions of this Note.

This Note is issued under a Securities Purchase Agreement dated as of October 2, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Securities Purchase Agreement”) by and among the Debtor, Delphax Technologies Inc. and Air T, Inc. Capitalized terms in this Note shall have the same meaning as set forth in the Securities Purchase Agreement. This Note is secured as provided in the Securities Purchase Agreement.

Payment of Interest

From and after the date hereof until the Cash Interest Trigger Date (as defined below; such period, the “PIK Period”), interest at the Senior Subordinated Rate shall accrue on all outstanding principal and compound monthly and (except as otherwise provided in the following paragraph) shall be paid in-kind by the automatic addition of such interest to the outstanding principal on the last day of each month beginning ___________, 2015,1 and on the last day of each month thereafter during the PIK Period (“PIK Interest”). The Debtor acknowledges that this addition to principal will result in the total outstanding principal amount of indebtedness evidenced by this Note exceeding the Initial Principal Amount.

1 Last day of the month of date of note.

A-2-2

Commencing on the Cash Interest Trigger Date, and continuing until all principal has been paid in full, interest at the Senior Subordinated Rate shall accrue on the outstanding principal balance of this Note (including on all PIK Interest previously added to the principal balance), and shall be due and payable on a quarterly basis 30 days after the end of each fiscal quarter of Debtor in cash by wire transfer of immediately available funds to the Holder.

The “Cash Interest Trigger Date” means the earlier of (A) ___________, 20172 and (B) the last day of the month immediately following any month during any Measurement Period (as defined below) for which the Company’s EBITDA (as defined below) for the Measurement Period is less than ($500,000), provided that this clause (B) shall apply only if, on such date, the indebtedness under the Senior Credit Agreement has been paid in full and all commitments thereunder have been terminated. For the avoidance of doubt, “less than ($500,000)” means a negative number or loss with an absolute value greater than $500,000. “Measurement Period” means, whichever is applicable, (i) the nine months ended June 30, 2016, (ii) the ten months ended July 31, 2016, (iii) the eleven months ended August 31, 2016, (iv) the twelve months ended September 30, 2016, or (v) the twelve months ended on each month end from October 31, 2016 through and including ______________, 2017.3 “EBITDA” means, for any Measurement Period, the Company’s consolidated net income for such period before deductions for interest expense, income taxes, depreciation and amortization (all for such period), in each case determined in accordance with generally accepted accounting principles as applied in the Company’s most recent audited financial statements.

Upon the occurrence and during the continuance of any Event of Default, the entire unpaid principal balance of this Note and, to the greatest extent permitted by law, all interest accrued on this Note, shall bear interest at a rate per annum equal to 10.5%, compounded monthly, and, in each case, such default interest shall be payable on demand and in cash. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Debtor of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

All interest calculations hereunder shall be computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month.

For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2 Last day of the month of second anniversary of note.

3 Last day of the month prior to second anniversary of note.

A-2-3

Notwithstanding anything to the contrary contained in this Note or any other Transaction Document, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law, including without limitation an amount or rate which would result in the receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)). If from any circumstance whatever, fulfillment of any provision of any Transaction Document would result in exceeding the highest rate or amount permitted by Criminal Code (Canada) for the collection or charging of interest, the obligation to be fulfilled shall be reduced to reflect the highest permitted rate or amount. If from any circumstance the Holder shall ever receive anything of value as interest or deemed interest under any Transaction Document that would result in exceeding the highest lawful rate or amount of interest permitted by Criminal Code (Canada), the amount that would be excessive interest shall be applied to the reduction of the principal amount of this Note, and not to the payment of interest, or if the excessive interest exceeds the unpaid principal balance of this Note, the amount exceeding the unpaid balance shall be refunded to the Debtor. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Debtor and the Holder shall, to the maximum extent permitted by applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and their effects, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the term of this Note so that interest does not exceed the maximum amount permitted by Criminal Code (Canada), and/or (iv) allocate interest between portions of the Obligations of the Debtor to the end that no portion shall bear interest at a rate greater than that permitted by Criminal Code (Canada). For the purposes of Criminal Code (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and if there is any dispute, the determination of a Fellow of the Canadian Institute of Actuaries appointed by the Holder shall be conclusive.

Principal

To the extent not sooner prepaid as provided herein, the Debtor shall repay the entire unpaid Accreted Principal Amount of this Note, together with all accrued and unpaid interest on this Note, in full on _________, 2020;4 provided, however, that if there occurs any Event of Default, then, in addition to the other remedies of the Holder provided in the Securities Purchase Agreement, by applicable law or otherwise, any or all of the entire unpaid Accreted Principal Amount and all accrued and unpaid interest may at the option of the Holder be declared to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentment, demand or notice of any kind; provided, further, that when any Event of Default described in Section 9.1(h) of the Securities Purchase Agreement has occurred, the entire unpaid Accreted Principal Amount and all accrued and unpaid interest shall automatically and immediately become due and payable without presentment, demand or notice of any kind. “Accreted Principal Amount” means, at any date, an amount equal to the Initial Principal Amount, as increased by the sum of all PIK Interest added to principal as provided herein on or prior to such date. The provisions of Article IX of the Securities Purchase Agreement are hereby incorporated into this Note and expressly made a part hereof, as if set forth at length herein.

4 Fifth anniversary of date of note.

A-2-4

Prepayment

This Note may be prepaid in full or in part at any time, without prepayment or penalty. Any prepayment shall be accompanied by all accrued and unpaid interest on the principal amount so prepaid (it being understood that the Debtor will pay any such accrued and unpaid interest in cash whether such prepayment is made during or after the PIK Period).

General

The Debtor waives demand for payment, presentment, notice of dishonor, notice of non-payment and protest and all other notices to which Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Securities Purchase Agreement. No right, power or remedy conferred upon the Holder shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the Debtor and the Holder, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy. No release of any security for this Note or extension of time for payment of this Note shall release or modify the liability of the Debtor under this Note. All payments under this Note shall be applied first to any unpaid expenses and costs of collection, second to any accrued but unpaid interest, and then to principal. In the event that any payment required to be made in cash hereunder becomes due and payable on a day other than a day upon which commercial banks are open for the transaction of business in Charlotte, North Carolina (a “business day”), then such due date shall be extended to the next succeeding business day; provided that interest shall continue to accrue during the period of any such extension.

This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Holder. This Note shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of the holder hereof and its successors and assigns; provided that the Debtor shall not assign or otherwise transfer any of its rights, interests or obligations under this Note without the prior written consent of the Holder. The terms of Section 12.1 of the Securities Purchase Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated into this Note and expressly made a part hereof, as if set forth at length herein, mutatis mutandis, and the Debtor hereby agrees to such terms.

[Signature page follows]

A-2-5

IN WITNESS WHEREOF, the Debtor has caused this Note to be executed by its duly authorized officer as of the date first written above.

DELPHAX TECHNOLOGIES CANADA LIMITED

By:
Its:

[Signature page to Five-Year Senior Subordinated Promissory Note]

Exhibit B

Form of Parent Guaranty

PARENT GUARANTY

This PARENT GUARANTY (this “Agreement”), dated as of October 2, 2015, is made by and among DELPHAX TECHNOLOGIES INC., a Minnesota corporation (the “Guarantor”), and AIR T, INC., a Delaware corporation (the “Guaranteed Party”).

RECITALS

WHEREAS, the Guarantor, Delphax Technologies Canada Limited, an Ontario corporation and a wholly owned subsidiary of the Guarantor (the “Debtor”), and the Guaranteed Party are parties to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Guaranteed Party has agreed to extend loans and certain other financial accommodations to the Debtor;

WHEREAS, the extension of credit, as aforesaid, by the Guaranteed Party is necessary and desirable to the conduct and operation of the business of the Guarantor and will inure to the financial benefit of the Guarantor;

WHEREAS, in furtherance of the foregoing, the Guarantor has agreed to enter into this Agreement in order to guarantee to the Guaranteed Party the obligations of the Debtor, and has further agreed (i) to grant to the Guaranteed Party a security interest in substantially all of the Guaranteed Party’s assets as security for its obligations under this Agreement, pursuant to a U.S. Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”), and (ii) to pledge to the Guaranteed Party and grant to the Guaranteed Party a security interest in the outstanding equity interests in the Debtor as further security for its obligations under this Agreement, pursuant to a Pledge Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
Definitions

Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Securities Purchase Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Bankruptcy Law” means Title 11 of the United States Code, as amended, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), or any similar federal, foreign or state bankruptcy, reorganization, receivership or insolvency laws for the relief of debtors and affecting creditors’ rights generally.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

ARTICLE II
Agreement to Guarantee Obligations

Section 2.01     Guaranty. The Guarantor, hereby absolutely, unconditionally and irrevocably (a) guarantees, as primary obligor and not merely as surety, the due and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all obligations and liabilities of the Debtor under or in respect of the Senior Subordinated Notes, the Securities Purchase Agreement and the other Transaction Documents, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due, and including interest accruing after the filing of a petition or commencement of a case by or with respect to the Debtor seeking relief under any Bankruptcy Law, whether or not the claim for such interest is allowed in such proceeding (all obligations and liabilities described in this clause (a), collectively, the “Guaranteed Obligations”), and (b) agrees to pay the reasonable fees and expenses of counsel to, and reimburse upon demand all costs and expenses incurred or paid by, the Guaranteed Party in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Transaction Documents and in connection with any suit, action or proceeding to enforce or protect any of its rights hereunder or under any other Transaction Document. The Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified by means of an agreement with the Debtor or a waiver or accommodation granted by the Guaranteed Party, without notice to or consent from the Guarantor, and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Debtor to the Guaranteed Party but for the fact that they are unenforceable or not allowable due to the existence of a proceeding with respect to any Bankruptcy Law involving the Debtor.

Section 2.02     Limitation of Liability. Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Bankruptcy Law to the extent applicable to this Agreement and the obligations of the Guarantor hereunder.

Section 2.03     Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise.

ARTICLE III
Guaranty Absolute and Unconditional; Waivers

Section 3.01     Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order of any governmental authority now or hereafter in effect. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Debtor or whether or not the Debtor is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)     any illegality or lack of validity or enforceability of any Guaranteed Obligation, any Transaction Document or any related agreement or instrument;

(b)     any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Debtor under any Transaction Document, or any rescission, waiver, amendment or other modification of any Transaction Document, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(c)     any taking, release, impairment, amendment, waiver or other modification of any guaranty or security for the Guaranteed Obligations;

(d)     any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(e)     any change, restructuring or termination of the corporate structure, ownership or existence of the Debtor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor or its assets or any resulting release or discharge of any Guaranteed Obligation;

(f)     any exercise of any right or remedy available under the Transaction Documents, at law, in equity or otherwise in respect of any collateral for the Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such collateral by any manner of sale thereby permitted;

(g)     any failure of the Guaranteed Party to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Debtor now or hereafter known to the Guaranteed Party; the Guarantor waiving any duty of the Guaranteed Party to disclose such information;

(h)     the failure of the Guaranteed Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any other Transaction Document or otherwise;

(i)     any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Debtor against the Guaranteed Party; or

(j)     any other circumstance (including, without limitation, any statute of limitations) or manner of administering any other Transaction Document or any existence of or reliance on any representation by the Guaranteed Party that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor, the Debtor or any other guarantor or surety.

Section 3.02     Waivers and Acknowledgements.

(a)     The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b)     The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

(c)     The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d)     The Guarantor acknowledges that the Guaranteed Party may, at its election and without notice to or demand upon the Guarantor, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Debtor or any other guarantor or exercise any other right or remedy available to it against the Debtor or any other guarantor or in respect of any collateral, without affecting or impairing in any way the liability of the Guarantor hereunder. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against the Debtor or any collateral.

ARTICLE IV
Guarantor Rights of Subrogation, Etc.

Section 4.01     Agreement to Pay; Subrogation, Subordination, Etc.

(a)     Without limiting any other right that the Guaranteed Party has at law or in equity against the Guarantor, if the Debtor fails to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to immediately pay the amount of such unpaid Guaranteed Obligations to the Guaranteed Party in cash in U.S. Dollars. Upon payment by the Guarantor of any sums to the Guaranteed Party as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Debtor or any collateral shall, until the Termination Date (as hereinafter defined), be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Guaranteed Obligations. In addition, any indebtedness for borrowed money of the Debtor now or hereafter held by the Guarantor shall, until the Termination Date, be subordinated in right of payment to the prior indefeasible payment in full in cash of the Guaranteed Obligations.

(b)     If after the occurrence and during the continuance of an Event of Default, any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness for borrowed money of the Debtor, such amount shall be held in trust for the benefit of the Guaranteed Party, segregated from other funds of the Guarantor, and promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Transaction Documents.

ARTICLE V
PAYMENT; EVENT OF DEFAULT

Section 5.01     Payment. If the Debtor shall default in payment or performance of any of the Guaranteed Obligations, whether principal, interest, premium, fees or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of any Transaction Document, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Securities Purchase Agreement, then the Guarantor will, upon demand therefor by the Guaranteed Party, fully pay to the Guaranteed Party an amount equal to all the Guaranteed Obligations then due and owing.

Section 5.02     Event of Default. Without limiting the provisions of Section 5.01, upon the occurrence and during the continuance of any Event of Default under the Securities Purchase Agreement, then notwithstanding any collateral or other security or credit support for the Guaranteed Obligations, at the Guaranteed Party’s election and without notice thereof or demand therefor, the Guarantor’s obligations to the Guaranteed Party under this Agreement shall immediately be and become due and payable.

ARTICLE VI
Miscellaneous

Section 6.01     Taxes. Any and all payments by the Guarantor under or in respect of this Agreement shall be made free and clear of, and without any deduction for or on account of any present or future taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than federal and state income taxes and franchise taxes imposed on the Guaranteed Party). Should any payments by the Guarantor under this Agreement be subject to any deductions or withholdings whatsoever, the Guarantor shall pay additional amounts equal to all amounts deducted or withheld with the effect that the Guaranteed Party receives and retains all amounts it would have received and retained if no deductions or withholdings were made.

Section 6.02     Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Guaranteed Party.

Section 6.03     Indemnification.

(a)     The Guarantor hereby agrees to indemnify and hold harmless the Guaranteed Party and/or any director, officer, agent or employee of the Guaranteed Party from and against any and all liabilities, losses, obligations, damages, costs and expenses (including reasonable attorneys’ fees and expenses) at any time incurred by or asserted against any of them, hereunder or in connection with the loan evidenced by the Senior Subordinated Notes (including in any actual or prospective claim, litigation or proceeding relating to this Agreement or the Senior Subordinated Notes), unless such liability shall result from the Guaranteed Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

(b)     Without prejudice to the survival of any other agreement of the Guarantor under this Agreement or any other Transaction Document, the agreements and obligations of the Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 6.01 and this Section shall survive termination of this Agreement and the other Transaction Documents and payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement and the other Transaction Documents.

Section 6.04     Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be given in accordance with the notice provisions of the Securities Purchase Agreement.

Section 6.05     Continuing Guaranty; Term; Assignment. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations (the “Termination Date”), (ii) be binding on the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Party and its successors and assigns. The Guaranteed Party may, in accordance with the Securities Purchase Agreement, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement in whole or in part to any other Person, without the Guarantor’s consent, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Guaranteed Party herein or otherwise. The Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Guaranteed Party.

Section 6.06     No Waiver. The rights and remedies of the Guaranteed Party expressly set forth in this Agreement and the other Transaction Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any default or Event of Default. No course of dealing between the Guarantor and the Guaranteed Party or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Transaction Document or to constitute a waiver of any default or Event of Default. No notice to or demand upon the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

Section 6.07     Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Guaranteed Party and when the Guaranteed Party shall have received a counterpart hereof that bears the signature of the Guarantor.

Section 6.08     Governing Law; Etc. The terms of Section 12.1 of the Securities Purchase Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6.09     Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

Section 6.10     Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Transaction Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Guaranteed Party could purchase the first currency with such other currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Guaranteed Party hereunder or under the other Transaction Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the business day following receipt by the Guaranteed Party of any sum adjudged to be so due in the Judgment Currency, the Guaranteed Party may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Guaranteed Party from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Guaranteed Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Guaranteed Party in such currency, the Guaranteed Party agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:
DELPHAX TECHNOLOGIES INC.

By:
Name: Title:

Guaranteed Party:
AIR T, INC.

By:
Name:
Title:

[Signature page to Parent Guaranty]

Exhibit C

Form of Certificate of Designation

DELPHAX TECHNOLOGIES INC.

Statement of Cancellation of

Series C Junior Participating Preferred Shares and

Certificate of Designation of the
Preferences and Rights of the Series B Preferred Stock,
Par Value $0.10 Per Share

Pursuant to Section 302A.401 and 302A.133 of the
Business Corporation Act of the State of Minnesota

The undersigned, the President of Delphax Technologies Inc., a Minnesota corporation (“Corporation”), does hereby certify that, pursuant to the authority granted and vested in the Board of Directors of the Corporation (the “Board of Directors”), and in accordance with the provisions of Section 302A.401 and Section 302A.133 of the Minnesota Business Corporation Act, the Board of Directors on September 28, 2015, duly adopted the following recital and resolutions with respect to the creation of the Series B Preferred Stock, par value $0.10 per share, of the Corporation:

WHEREAS, Section 3.01 of Article III of the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), authorizes the issuance by the Corporation of one or more series of Preferred Stock, par value $0.10 per share, by the Corporation;

WHEREAS, no shares of Series C Preferred Stock designated by the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares of Delphax Technologies, Inc. dated March 22, 2002 (the “Series C Designation”) are outstanding;

NOW, THEREFORE, IT IS HEREBY --

RESOLVED, that the Series C Designation be, and it hereby is, cancelled and the shares covered by the Series C Designation shall have the status of unauthorized and undesignated shares of the Corporation;

RESOLVED, FURTHER, that pursuant to the authority granted to and vested in the Board of Directors by the provisions of Section 3.01 of Article III of the Articles of Incorporation and by the Bylaws of the Corporation, the Board of Directors hereby (1) creates a series of Preferred Stock designated as the Series B Preferred Stock, par value $0.10 per share, which shall consist of 200,000 shares that the Corporation now has the authority to issue, and (2) fixes the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of such series (in addition to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation that are applicable to all series of Preferred Stock), all in accordance with the provisions of Section 302A.401 and Section 302A.133 of the Business Corporation Law of the State of Minnesota, as follows:

1.     Designation and Number of Shares. The series of Preferred Stock created hereby shall be designated the Series B Preferred Stock, par value $0.10 per share, and the number of shares so designated shall be 200,000 (the “Series B Preferred Stock”).

2.     Pari Passu with Common Stock on As-If-Converted Basis. Except as otherwise expressly provided in this Certificate, each share of Series B Preferred Stock shall be pari passu with, and treated as equal in all respects to, that number of shares of Common Stock into which such share of Series B Preferred Stock could then be converted pursuant to the provisions of this Certificate.

3.     Dividends. The Corporation shall not declare or pay any dividends on shares of Common Stock unless a dividend is paid on each outstanding share of Series B Preferred Stock in an amount equal to the aggregate amount which would be payable on each share of Series B Preferred Stock if, immediately prior to such payment, it had been converted into Common Stock. The Corporation shall not declare or pay any dividends on shares of Series B Preferred Stock unless a dividend is paid on each outstanding share of Common Stock in an amount equal to the aggregate amount which would be payable if each share of Series B Preferred Stock had been converted into Common Stock immediately prior to such payment.

4.     Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation (a “Liquidation”), either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such Liquidation.

5.     Voting.

(a)     Series B Preferred Stock to Vote with Common Stock. Except as otherwise provided in this Certificate or required by law, the holders of shares of the Series B Preferred Stock shall be entitled to vote, together with the Common Stock, on all matters on which the Common Stock is entitled to vote, with each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could then be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted), shall be disregarded.

(b)     Board of Directors Election Rights.

(i)     In the event that the Securities Purchase Agreement dated October 2, 2015 (the “Securities Purchase Agreement”) between the Corporation, Delphax Technologies Canada Limited and Air T, Inc. (“Air T”) is approved by the Corporation’s stockholders, this Certificate is filed with the Minnesota Secretary of State and the transactions under the Securities Purchase Agreement are consummated (the “Closing”), then resolutions adopted by the Corporation’s Board of Directors expanding the Board of Directors to seven members shall become effective as of the Closing and the three persons designated in the Securities Purchase Agreement by Air T as the then sole holder of Series B Preferred Stock shall become members of the Board of Directors as of the Closing to serve until death, resignation or removal as provided in paragraph (ii) below, or the termination pursuant to Section 5(c) below of the rights provided in this Section 5. The persons designated as provided above, and their successors and any designees referred to in paragraph (ii) below are referred to as “Series B Preferred Designees.” Simultaneous with the effectiveness of the Series B Preferred Designees becoming members of the Board of Directors, one of the incumbent members of the Board of Directors shall resign, such that the Board of Directors shall then consist of seven members.

(ii)     Subject to paragraph (c) below, (x) prior to June 1, 2016 holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect (and to exercise the right of removal and replacement of ) three-sevenths of the members of the Board of Directors, or if the size of the Board of Directors is greater than seven members, that number of directors which most closely approximates three-sevenths of the directors but is less than a majority of the members of the Board of Directors, (y) after June 1, 2016 holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect (and to exercise the right of removal and replacement of) four-sevenths of the members of the Board of Directors, or if the size of the Board of Directors is greater than seven members, that number of directors which most closely approximates four-sevenths of the directors but is at least a majority of the members of the Board of Directors. In the event of the death, resignation or removal of any member of the Board of Directors who is a Series B Preferred Designee, only the holders of Series B Preferred Stock shall be entitled to elect his or her replacement and (z) holders of the Series B Preferred Stock, voting as a separate class, may remove at any time for any reason any Series B Preferred Designee and/or any director elected pursuant to this Section 5. The Series B Preferred Designees shall be classified into three separate classes as equally as possible, with each class serving a term that expires in consecutive years beginning with 2016.

(iii)     The members of the Board of Directors other than the Series B Preferred Designees shall be elected solely by the holders of Common Stock, voting as a separate class.

(c)     Termination of Election Rights. The rights of the holders of Series B Preferred Stock to elect the Series B Preferred Designees provided in Section 5(b) shall continue in effect so long as the Corporation is indebted to Air T with respect to the subordinated loan made by Air T to the Corporation and/or its subsidiaries at the Closing, and continuing after such indebtedness has been paid in full so long as both:

(i)      Air T is the owner of at least 38,700 shares (as such number may be adjusted for stock splits or other similar events) of the Series B Preferred Stock purchased by Air T at the closing of the Securities Purchase Agreement; and

(ii)      Air T is the owner of an interest in the Stock Purchase Warrant issued by the Corporation to Air T under the Securities Purchase Agreement (the “Warrant”) that gives Air T the right to purchase at least 50% of the shares of Series B Preferred Stock originally available under the Warrant and the Warrant has not expired; provided, that this clause (ii) shall be satisfied if Air T has exercised the Warrant in whole or in part and thereby acquired and holds at least 50% of the shares of Series B Preferred Stock originally available under the Warrant.

After the Corporation’s indebtedness referred to above has been repaid in full, at such time as the provisions of either clause (i) or (ii) above are not satisfied, the rights of the holders of Series B Preferred Stock to elect the Series B Preferred Designees shall terminate and thereafter only the holders of Common Stock shall be entitled to elect all of the directors of the Corporation, provided that each Series B Preferred Designee shall continue to be a member of the Board of Directors until such person is properly removed or their successor is duly elected. For purposes of this paragraph (c), any shares of Common Stock held by Air T resulting from the conversion of shares of Series B Preferred Stock shall be considered as the shares of Series B Preferred Stock from which they originated.

6.     Consent Rights.

(a)     Matters Subject to Consent Right. After the Closing, without the written consent of, or written waiver by, Air T:

(i)      Mergers. The Corporation shall not, and shall not permit any subsidiary to, merge or consolidate with any other entity, other than a merger of the Corporation and a wholly owned subsidiary of the Corporation, with the Corporation as the surviving person.

(ii)      Purchase or Sale of Assets. The Corporation shall not (either directly or indirectly through any subsidiary) enter into any transaction (or series of related transactions) for the purchase or sale, lease or other disposition of any assets having a market value in excess of $500,000, except in the ordinary course of business.

(iii)      Issuance of Capital Stock. The Corporation shall not (either directly or indirectly through any subsidiary) issue any shares of its capital stock, or securities that are exercisable, convertible into or exchangeable for its capital stock, other than (i) the issuance of shares of Common Stock upon the exercise of stock options or stock purchase warrants that were outstanding as of the date of this Agreement or were issued at the Closing of the Securities Purchase Agreement, or (ii) the grant of stock options, restricted shares or stock appreciation rights to directors, officers, employees or consultants under plans that were approved by the Board of Directors prior to the closing of the Securities Purchase Agreement or that are approved by the Board of Directors after the closing of the Securities Purchase Agreement (but any member of the Board of Directors who is employed by the Corporation shall not vote on such grants);

(iv)      Stock Repurchase. The Corporation shall not (either directly or indirectly through any subsidiary) purchase or redeem any shares of its capital stock, or of securities that are exercisable, convertible into or exchangeable for its capital stock.

(v)     Capital Expenditures Limitation. The Corporation shall not (either directly or indirectly through any subsidiary) make any capital expenditure (in any single transaction or series of related transactions) in excess of $250,000.

(vi)     Issuance of Indebtedness for Borrowed Money. The Corporation shall not (either directly or indirectly through any subsidiary) issue, assume or incur any indebtedness for borrowed money, other than (i) purchase money indebtedness that is secured by the assets thereby acquired, or (ii) indebtedness owed to MB Financial Bank, N.A. in accordance with the terms of the Securities Purchase Agreement.

(b)     Termination of Consent Rights. The consent rights provided in this Section 6 shall continue in effect so long as the Corporation is indebted to Air T with respect to the subordinated loan made by Air T to the Corporation at the Closing, and continuing after such indebtedness has been paid in full so long as both:

(i)      Air T is the owner of at least 38,700 shares (as such number may be adjusted for stock splits or other similar events) of the Series B Preferred Stock purchased by Air T at the closing of the Securities Purchase Agreement; and

(ii)      Air T is the owner of an interest in the Warrant that gives Air T the right to purchase at least 50% of the shares of Series B Preferred Stock originally available under the Warrant and the Warrant has not expired; provided, that this clause (ii) shall be satisfied if Air T has exercised the Warrant in whole or in part and thereby acquired and holds at least 50% of the shares of Series B Preferred Stock (or Common Stock issued upon conversion of such shares) originally available under the Warrant.

After the Corporation’s indebtedness referred to above has been repaid in full, at such time as the provisions of either clause (i) or (ii) above are not satisfied, the consent rights provided in this Section 6 shall terminate. For purposes of this paragraph (b), any shares of Common Stock held by Air T resulting from the conversion of shares of Series B Preferred Stock shall be considered as the shares of Series B Preferred Stock from which they originated.

7.     Conversion to Common Stock. The Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)     Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock (the “Conversion Shares”) as is determined by dividing $24.4186 by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be $0.244186, subject to adjustment as is elsewhere provided in this Section 7 and in Section 8. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate.”

(b)     Conversion By Majority Election. Upon the election or written consent of the holders of more than a majority of the then outstanding shares of Series B Preferred Stock, each and every share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for each share.

(c)     Automatic Conversion - Qualified Public Offering. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share immediately upon the consummation of a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (as defined in the Securities Act), provided, however, that (i) the per share price to the public is not less than $5.00, (ii) the aggregate gross proceeds to the Corporation are not less than $15,000,000 and (iii) for so long as Air T holds a majority of the Series B Preferred Stock issued to it at closing of the Securities Purchase Agreement, Air T has consented in writing to such conversion (a “Qualified Offering”).

(d)     Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the amount that would otherwise be a fractional share shall be rounded up to the next whole share. For such purpose, all shares of Series B Preferred Stock held by each holder shall be aggregated. All holders of record of shares of Series B Preferred Stock shall be sent written notice of an automatic conversion pursuant to Section 7(b) or (c) above. Such notice need not be sent in advance of the occurrence of the automatic conversion. Upon receipt of such notice, a holder shall surrender the certificate or certificates therefor duly endorsed, at the office of the Corporation or transfer agent. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. In the event of an automatic conversion pursuant to Section 4(b) or (c) above, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(e)     Reservation of Shares. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

8.     Adjustment of Conversion Price and Number of Conversion Shares. The Conversion Price and number of Conversion Shares issuable upon conversion are subject to adjustment from time to time as set forth in this Section 8.

(a)      Stock Dividends and Splits. Without limiting any other provision of this Section 8, if the Corporation, at any time on or after the filing of this Certificate of Designation, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)     Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the filing of the Certificate of Designation, the Corporation issues or sells, or in accordance with this Section 8 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the As-If-Converted Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price multiplied by the Conversion Rate.

(c)      Number of Conversion Shares. Simultaneously with any adjustment to the Conversion Price pursuant to paragraphs (a), (b) or (d) of this Section 8, the number of Conversion Shares that may be purchased upon conversion of Series B Preferred Stock shall be increased or decreased proportionately, so that after such adjustment the aggregate Conversion Price payable hereunder for the adjusted number of Conversion Shares shall be the same as the aggregate Conversion Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d)      Other Events. In the event that the Corporation (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the holders of Series B Preferred Stock from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall in good faith determine whether an adjustment of the Conversion Price is appropriate and, if so, implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares (if applicable) so as to protect the rights of the holders of Series B Preferred Stock, provided that no such adjustment pursuant to this Section 8(d) will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 8.

(e)      Calculations; No Fractional Shares. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock. No fractional share shall be issued, and in lieu of issuing any fractional share the Corporation shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction (as determined by the Corporation’s Board of Directors).

(f)     Exempted Issuances. The adjustments to the Conversion Price and the number of Conversion Shares provided in this Section 8 shall not apply with respect to any of the following (each an “Exempted Issuance”): (i) the grant or issuance of stock options, restricted shares, stock appreciation rights (or shares issued upon exercise of such options or appreciation rights) to directors, officers or employees of the Corporation or consultants to the Corporation under plans that were approved by the Corporation’s Board of Directors prior to the date of the Securities Purchase Agreement and are disclosed therein, or which after the closing of the Securities Purchase Agreement are approved by the holders of a majority of the outstanding shares of Series B Preferred Stock and by the Corporation’s Board of Directors (but any member of the Board of Directors who is employed by the Corporation shall not vote on such approval); and (ii) the issuance of shares of Common Stock upon the exercise of stock options or stock purchase warrants that were outstanding as of the date of the Securities Purchase Agreement and disclosed therein or that are issued upon the exercise of stock options or stock purchase warrants that were issued after the date of the Securities Purchase Agreement with the approvals referred to in clause (i) above.

(g)      Rights Upon Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the filing of this Certificate of Designation, then, in each such case, the holders of Series B Preferred Stock shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if they had held the number of shares of Common Stock acquirable upon complete conversion of the Conversion Shares to Common Stock immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(h)      Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the portion of the Purchase Rights being granted, issued or sold which the such holders could have acquired if the holders had held the number of shares of Common Stock acquirable upon complete conversion of the Conversion Shares to Common Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. The right to acquire provided in this Section 8(h) shall not apply with respect to any Exempted Issuance as defined in Section 8(f) above.

(i)     Waivers. A holder of Series B Preferred Stock may waive, in whole or in part, any or all rights of that holder under this Section 8 of the Certificate of Designation. The holders of a majority of the outstanding shares of Series B Preferred Stock may by written consent or affirmative vote, waive, in whole or in part, any or all rights under Sections 8 of this Certificate of Designation, and any such waiver shall be effective as to all shares of Series B Preferred Stock then outstanding. Notice of any such waiver shall be given promptly to any such holders who did not join in the waiver.

9.     Securities Registration Rights.

(a)      Demand Registration. If at any time after the end of any trailing twelve month period in which the consolidated operating income of the Corporation was $3,000,000 or more, the Corporation receives a written request therefor (a “Registration Demand”) from Air T, the Corporation shall, as promptly as practicable, prepare and file a registration statement under the Securities Act covering any and all shares of Common Stock and/or Series B Preferred Stock held by Air T, in each case not theretofore registered under the Securities Act and sold, (collectively, “Registrable Securities”) which are the subject of the Registration Demand and shall use its reasonable best efforts to cause such registration statement to become effective. In addition, upon the receipt of a Registration Demand, the Corporation shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Corporation shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other record holders within 30 days after the Corporation’s written notice to such other record holders. The Corporation shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 9(a); provided, however, that in the event that Air T determines for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and the holders agree to bear their own expenses incurred in connection therewith and to reimburse the Corporation for the expenses incurred by it attributable to the registration of such Registrable Securities, then the holders shall not be deemed to have exercised their right to require the Corporation to register Registrable Securities pursuant to this Section 9(a). The underwriter for any registration pursuant to this Section 9(a) shall be selected by Air T.

If, at the time any written request for registration is received by the Corporation pursuant to this Section 9(a), the Corporation determines to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by the Corporation, such written request shall be deemed to have been given pursuant to Section 9(b) hereof rather than this Section 9(a), and the rights of the holders of the Registrable Securities shall be governed by Section 9(b) hereof.

The Corporation may postpone compliance with a request for registration pursuant to this Section 9(a) for a limited time, if (A) the Corporation shall furnish to the holders of the Registrable Securities a certificate signed by the Chief Executive Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement at such time; provided, however that the Corporation may not defer the filing for a period of more than ninety (90) days after receipt of the Registration Demand, and provided further, that the Corporation shall not defer its obligation in this manner more than once; or (B) the Corporation is actively conducting a public offering of capital stock (including during the effectiveness of any registration statement pertaining thereto) and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect the success of the offering.

(b)     Incidental Registration. Each time the Corporation shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Corporation), hereinafter in this Section 9(b) called “Selling Security Holders” (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Corporation will give written notice of its determination to the holders of the Registrable Securities. Upon the written request of a holder of Registrable Securities given within 20 days after receipt of any such notice from the Corporation, the Corporation will, except as herein provided, cause all such shares of Registrable Securities for which the holder has requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that (i) all such Registrable Securities to be so registered shall be converted into Common Stock prior to sale pursuant to such registration statement, and (ii) nothing herein shall prevent the Corporation from, at any time, abandoning or delaying any such registration initiated by it. If the Corporation determines not to proceed with a registration after the registration statement has been filed with the Commission and the Corporation’s decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Corporation, the Corporation shall promptly complete the registration for the benefit of those Selling Security Holders who wish to proceed with a public offering of the Registrable Securities and who bear all expenses incurred by the Corporation after the Corporation has decided not to proceed. If any registration pursuant to this Section 9(b) shall be underwritten in whole or in part, the Corporation may require that the Registrable Securities which have been requested to be included pursuant to this Section 9(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of a proposed public offering the inclusion of some or all of the Registrable Securities originally covered by a request for registration would reduce the number of shares to be offered by the Corporation or interfere with the successful marketing of the shares of stock offered by the Corporation, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof or entirely excluded from the offering. Those shares of Registrable Securities which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The incidental registration rights created by this Section 9(b) shall apply only to a registration statement filed under the Securities Act after the Corporation’s initial public offering.

(c)     Registration Procedures. If and whenever the Corporation is required by the provisions of Section 9(a) or 9(b) hereof to effect the registration of shares of Registrable Securities under the Securities Act, the Corporation will:

(i)     prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement with respect to such securities, and use reasonable commercial efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

(ii)     prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

(iii)     furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and the selling security holders may reasonably request in order to facilitate the public offering of such securities;

(iv)     use reasonable commercial efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Corporation shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(v)     notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(vi)     notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(vii)     prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Corporation), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

(viii)     prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(ix)     advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable commercial efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(x)     not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

(xi)     at the request of any such holder, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Corporation for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Corporation, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

(d)     Expenses. With respect to each registration pursuant to Section 9(a), the party or parties making the Registration Demand shall pay all registration, filing and NASD fees, fees and disbursements of counsel and accountants for the Corporation, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.

With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 9(b) hereof (except as otherwise provided in Section 9(b) with respect to registrations initiated by the Corporation but with respect to which the Corporation has determined not to proceed), the following fees, costs and expenses shall be borne as follows:

(i)     the Corporation shall bear: all registration, filing and NASD fees; fees and disbursements of counsel and accountants for the Corporation; and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified; and

(ii)     the Selling Security Holders shall bear: fees and disbursements of counsel and accountants for the Selling Security Holders; underwriting discounts, commissions and transfer taxes relating to the shares included in the offering by the Selling Security Holders; and any other expenses incurred by the Selling Security Holders not expressly included in (i) above.

(e)     Indemnification. In the event that any Registrable Securities are included in a registration statement under Section 9(a) or (b) hereof:

(i)     The Corporation will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to this Section 9, its partners, members, equityholders, directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Corporation will not be liable for any amounts paid in settlement of any such loss, damage, liability, cost or expense if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(ii)     Each holder of Registrable Securities which are included in a registration statement pursuant to this Section 9 shall indemnify and hold harmless the Corporation, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Corporation, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Corporation or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof; provided, however, that the indemnity agreement contained in this paragraph (ii) shall not apply to amounts paid in settlement of any such loss, damage, liability, cost or expense if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld.

(iii)     Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section 9(e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof. The failure to deliver written notice to the indemnifying party, within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (i) or (ii). In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(f)     Transferees. The registration rights granted to the holders of Registrable Securities in this Section 9 may be transferred or assigned to a transferee or assignee of any shares of Registrable Securities, only if the Corporation is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, only if the transferee or assignee of such rights assumes the obligations of such holder under this Section 9.

(g)     Termination. The right of any holder of Registrable Securities to inclusion in any registration pursuant to Section 9(a) and (b) shall terminate on the date all such shares held by such holder may be sold by such holder under Rule 144 or a similar exemption during any 180-day period.

(h)     Amendment; Waiver. This Section 9 may be amended, waived, discharged or terminated by a written instrument signed by the Corporation and the holders of at least fifty percent (50%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all holders of Registrable Securities.

10.     Protective Provisions. The Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting together as a single class:

(a)     amend, alter, repeal or waive any provision of the Corporation’s Articles of Incorporation or this Certificate in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock; or

(b)     authorize (by reclassification or otherwise), designate or issue any securities of the Corporation having rights, preferences and privileges which are senior to or on parity with the rights of the Series B Preferred Stock.

11.     Action by Written Consent. Any action that may be taken by holders of the shares of Series B Preferred Stock may be taken by written action signed, or consented to by authenticated electronic communication, by holders of the shares of Series B Preferred Stock having voting power equal to the voting power that would be required to take the same action at a meeting of the Corporation’s stockholders at which all stockholders were present, but in no event may such written action be taken by holders of less than a majority of the outstanding shares of Series B Preferred Stock.

12.     No Reissuance of Preferred. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued by the Corporation.

13.     Notices. Any notice required by the provisions of this Certificate to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, with a nationally recognized overnight courier, or personally delivered, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

14.     Amendments, Waivers and Consents. Any term of this Certificate may be amended and the observance of any term of this Certificate may be waived or consented to only with the written consent of the Board of Directors and the holders of a majority of the Series B Preferred Stock then outstanding. Any amendment, waiver or consent effected in accordance with this Section 14 shall be binding upon the Corporation and all the holders of Series B Preferred Stock.

IN WITNESS WHEREOF, Delphax Technologies Inc. caused this Certificate of Designation of the Preferences and Rights of the Series B Preferred Stock, Par Value $0.10 Per Share, to be signed by its President and Chief Executive Officer, on _________________, 20__.

DELPHAX TECHNOLOGIES INC.

By:______________________________

       Dieter Schilling, President and CEO

Exhibit D

Form of Stock Purchase Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION OR AN EXEMPTION FROM REGISTRATION UNDER THE ACTS.

Original Date of Issuance: ___________________	Number of Shares: 95,600
(subject to adjustment)

STOCK PURCHASE WARRANT

To Subscribe for and Purchase

Series B Preferred Stock of Delphax Technologies Inc.

This Stock Purchase Warrant (this “Warrant”) certifies that, for value received, Air T, Inc., a Delaware corporation (“Air T”) or registered assigns of this Warrant (the “Holder”) is entitled to subscribe for and purchase from Delphax Technologies Inc., a Minnesota corporation (the “Company”), for the exercise price specified below at any time after the date hereof to and including the close of business on the sixth (6th) anniversary of the original date of issuance of this Warrant (such expiration date being the “Expiration Date”) 95,600 fully paid and nonassessable shares (subject to adjustment as provided below, the “Warrant Shares”) of the Company’s Series B Preferred Stock, par value $0.10 per share (the “Series B Preferred Stock”). This Warrant has been issued pursuant to a Securities Purchase Agreement (as amended from time to time, the “Securities Purchase Agreement”) dated as of October 2, 2015 by and among Air T, the Company and Delphax Technologies Canada Limited (“Delphax Canada”), pursuant to which, among other things, Delphax Canada agreed to issue to its Senior Subordinated Promissory Note in the original principal amount of $2,500,000 (the “Note”) to Air T.

The Warrant exercise price shall be $33.4728 per share of Series B Preferred Stock (subject to adjustment as provided below, the “Exercise Price”). The Series B Preferred Stock is convertible into shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) at a Conversion Rate that is subject to adjustment and is defined in Section 7(a) of the Certificate of Designation governing Series B Preferred Stock. The Exercise Price per share of Series B Preferred Stock, divided by the Conversion Rate then in effect, is referred to as the “As-if-Converted Exercise Price.”

This Warrant is subject to the following provisions, terms and conditions:

1.     Exercise of Warrant; Issuance of Shares. The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by (i) completing, signing and delivering to the Company the Exercise Form attached hereto, accompanied by the original of this Warrant, and (ii) payment to the Company of the Exercise Price for the Warrant Shares as to which this Warrant is being exercised by (x) wire transfer, certified check or bank draft, (y) if the Holder is also the holder of the Note, surrender of principal or interest due under the Note pursuant to Section 8, or (z) cashless exercise pursuant to Section 9. The Company agrees that the Warrant Shares so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the other provisions of this Warrant, certificates for the Warrant Shares so purchased (or, at the option of Holder, an uncertificated book entry with the Delphax transfer agent), together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant evidencing the Warrant Shares remaining subject to this Warrant, shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so exercised. Notwithstanding the foregoing, however, the obligations of the Company under this Warrant shall be subject to the provisions of Section 2 below.

2.     Tender Offer as Condition to Exercise. As a condition to each full or partial exercise (including exercise pursuant to Sections 8 or 9 below) of this Warrant, the Holder shall first (i) make a good faith written tender offer to all holders of the Common Stock other than the Holder and its affiliates (such other holders being the “Other Stockholders”) to purchase for cash, from the Other Stockholders who elect to tender in response to that offer, up to the total number of shares of Common Stock equal to the number of shares of Common Stock that would arise from the conversion to Common Stock of the Warrant Shares that the Holder is seeking to purchase by the exercise of this Warrant, and (ii) close and consummate the purchase of the shares of Common Stock tendered in response to the Holder’s offer. The purchase price per share of Common Stock in the tender offer shall be equal to the then current Exercise Price, divided by the then current Conversion Rate that is in effect. The tender offer shall comply with all applicable laws and regulations and (x) shall be publicly announced and widely disseminated, (y) shall be open for at least twenty (20) business days, and for at least ten (10) business days following a change in the offer price or the number or percentage of shares being sought, and (z) the bidder shall promptly pay for or return the shares tendered when the tender offer expires. In the event more shares are tendered than the number of shares which the Holder is obligated by this Section 2 to purchase, then the number of shares to be sold by each party tendering shares shall be allocated pro rata among them in accordance with the number of shares tendered by each. Following the closing of the tender offer, (i) the number of Warrant Shares that may be purchased by exercise of this Warrant shall be reduced by the number of Warrant Shares that could then be converted into the number of shares of Common Stock that were purchased in the tender offer, and (ii) the Holder may elect to reduce the number of Warrant Shares to be purchased in the proposed exercise of this Warrant that preceded the tender offer by the same number of Warrant Shares.

3.     Agreements of the Company. The Company represents and warrants that this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered and is a legal and binding obligation of the Company. The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant, (i) a sufficient number of shares of its Series B Preferred Stock to provide for the full exercise of the rights represented by this Warrant and (ii) a sufficient number of shares of its Common Stock to provide for the conversion of the full number of shares of Series B Preferred Stock that may be issued upon exercise of the rights represented. The Company further covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such items and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise.

4.      Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.

(a)      Stock Dividends and Splits. Without limiting any other provision of this Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)     Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 4 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the As-If-Converted Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price multiplied by the Conversion Rate. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 4(b)), the following shall be applicable:

(i)      Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)      Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 4(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof, minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 4(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)      Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)       Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume-weighted average price (“VWAP”) of such security for each of the five (5) trading days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within thirty (30) days following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be paid one-half by the Company and one-half by the Holder.

(v)       Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)      Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b), (d) or (e) of this Section 4, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d)      Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 4, if the Company in any manner issues or sells any Options or Convertible Securities (any such securities, “Variable Price Securities”) after the date of the Securities Purchase Agreement that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(e)      Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall in good faith determine whether an adjustment of the Exercise Price is appropriate and, if so, implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 4(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 4.

(f)     Calculations; No Fractional Shares. All calculations under this Section 4 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock. No fractional share shall be issued, and in lieu of issuing any fractional share the Company shall pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction (as determined by the Company’s Board of Directors).

(g)     Exempted Issuances. The adjustments to the Exercise Price and the number of Warrant Shares provided in this Section 4 shall not apply with respect to any of the following (each an “Exempted Issuance”): (i) the grant or issuance of stock options, restricted shares, stock appreciation rights (or shares issued upon exercise of such options or appreciation rights) to directors, officers or employees of the Company or consultants to the Company under plans that were approved by the Company’s Board of Directors prior to the date of the Securities Purchase Agreement and are disclosed therein, or which are approved by the Holder and by the Company’s Board of Directors after the closing of the Securities Purchase Agreement (but any member of the Board of Directors who is employed by the Company shall not vote on such approval); and (ii) the issuance of shares of Common Stock upon the exercise of stock options or stock purchase warrants that were outstanding as of the date of the Securities Purchase Agreement and disclosed therein or that are issued upon the exercise of stock options or stock purchase warrants that were issued after the date of the Securities Purchase Agreement with the approvals referred to in clause (i) above.

5.      Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 4 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant and conversion of the Warrant Shares to Common Stock immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

6.       Purchase Rights; Fundamental Transactions.

(a)      Purchase Rights. In addition to any adjustments pursuant to Section 6 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the portion of the Purchase Rights being granted, issued or sold which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant and conversion of the Warrant Shares to Common Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. The right to acquire provided in this Section 6(a) shall not apply with respect to any Exempted Issuance as defined in Section 4 above.

(b)      Fundamental Transactions. The Company shall not enter into or be party to sale or transfer or all or substantially all of its assets or a merger in which the Company is not the surviving party (any such sale, transfer or merger being a “Fundamental Transaction” and the purchaser or surviving entity being referred to as the “Successor Entity”), unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 6(b) pursuant to a written agreement in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including an agreement to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Series B Preferred Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Series B Preferred Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Series B Preferred Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 5 and 6(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised and the Warrant Shares converted to Common Stock immediately prior to the applicable Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.

In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Series B Preferred Stock (or other securities, cash, assets or other property (except such items still issuable under Sections  5 and 6(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised and the Warrant Shares converted to Common Stock immediately prior to the applicable Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c)      Application. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant.

7.     Waivers. The Holder of this Warrant may waive, in whole or in part, any or all rights of the Holder under Sections 4, 5 and 6 of this Warrant. In the event of any assignment or transfer of all or any portion of the Warrant as originally issued at the closing of the Securities Purchase Agreement, then the holder or holders a majority of the purchase rights under this Warrant and any similar warrants that represent successors to or partial interests in the Warrant as originally issued, may by written consent or affirmative vote, waive, in whole or in part, any or all rights under Sections 4, 5 and 6 of this Warrant, and any such waiver shall be effective as to all holders or this Warrant and any similar warrants that represent successors to or partial interests in the Warrant as originally issued. Notice of any such waiver shall be given promptly to any such holders who did not join in the waiver.

8.     Exercise by Debt Surrender. In addition to and without limiting the other rights of the Holder, if the Holder is also the holder of the Note, the Holder shall have the right to pay the Exercise Price by surrendering principal or interest due under the Note equal to the product of (i) 0.95, times (ii) the Exercise Price, times (iii) the number of shares of Series B Preferred Stock being purchased in the Warrant exercise.

9.     Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of paying the Exercise Price in cash, may elect instead to receive upon such exercise the “Net Number” of shares of Series B Preferred Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

     B

where:

A = the total number of Warrant Shares for which this Warrant is then being exercised

B = the Market Price of the shares of Common Stock into which one share of Series B Preferred Stock could be converted at the time of exercise

C = the Exercise Price for the applicable Warrant Shares at the time of such exercise

10.     No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

11.     Transfer Provisions. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, describing briefly the manner of any proposed transfer of this Warrant. Upon receipt of such written notice by the Company, such holder shall be entitled to transfer this Warrant, in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant.

12.     Governing Law; Venue for Disputes. This Warrant and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Warrant shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules), except to the extent that the Minnesota Business Corporation Act is mandatorily applicable to the transactions contemplated by this Agreement. The Company irrevocably and unconditionally agrees (for itself and each of its Subsidiaries) that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Holder in any forum other than the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Warrant shall affect any right that Holder may otherwise have to bring any action or proceeding relating to this Warrant against the Company or any Subsidiary or its properties in the courts of any jurisdiction.

13.     Loss, Etc. of Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon the making of an affidavit of the fact that the person claiming the Warrant to be lost, stolen, mutilated or destroyed and on such terms as to indemnity or otherwise as the Company may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

14.     Receipt Constitutes Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.     Definitions. As used herein, the following terms have the meanings indicated:

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 4) of shares of Common Stock (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Air T” is defined in the opening paragraph of this Warrant.

“Applicable Price” is defined in Section 4(b).

“Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the Common Stock on the trading day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

“Cashless Exercise” is defined in Section 9.

“Certificate of Designation” means the Statement of Cancellation of Series C Junior Participating Preferred Shares and the Certificate of Designation of the Preferences and Rights of the Series B Preferred Stock, Par Value $0.10 Per Share, as amended from time to time, that is on file with the Minnesota Secretary of State

“Common Stock is defined in the opening paragraph of this Warrant.

“Convertible Securities” means any stock, note or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock, including, without limitation, Series B Preferred Stock.

“Corporate Event” is defined in Section 6(b).

“Dilutive Issue” is defined in Section 4(b).

“Distribution” is defined in Section 5.

“Exercise Price” is defined in the opening paragraph of this Warrant.

“Expiration Date” is defined in the opening paragraph of this Warrant.

“Fundamental Transaction” is defined in Section 6(b).

“Holder” is defined in the opening paragraph of this Warrant.

“Market Price” shall mean, if the Common Stock is traded on a securities exchange or the over-the-counter market, the average of the closing prices of the Common Stock on such exchange or over-the-counter market on the 20 trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or in the over-the-counter market, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 30 days of the date as of which the determination is to be made.

“Note” is defined in the opening paragraph of this Warrant.

“New Issue Price” is defined in Section 4(b).

“Other Stockholders” is defined in Section 2.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Purchase Rights” is defined in Section 6(a).

“Successor Entity” is defined in Section 6(b).

“Valuation Event” is defined in Section 4(b)(iv).

“Variable Price Securities” is defined in Section 4(d).

“Variable Price” is defined in Section 4(d).

“VWAP” is defined in Section 4(b)(iv).

“Warrant” is defined in the opening paragraph of this Warrant.

“Warrant Shares” is defined in the opening paragraph of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, Delphax Technologies Inc. has caused this Stock Purchase Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first written above.

DELPHAX TECHNOLOGIES INC.

By:
Its:

[Signature Page to Stock Purchase Warrant]

EXERCISE FORM

To be Executed by the Holder of the Warrant

to Exercise the Warrant in Whole or in Part:

To: Delphax Technologies Inc. (the “Company”)

The undersigned, ___________________________________, the Holder of the Warrant issued by the Company that accompanies this Exercise Form, having a tax identification number of _____________________ [Please insert Holder’s T.I.N.] hereby irrevocably elects to exercise this Warrant to purchase ___________ shares of Series B Preferred Stock as provided in the Warrant and tenders to the Company payment of the Exercise Price by [Please check to indicate (a), (b) or (c) below]:

___  (a) wire transfer of, or certified check or bank draft for, the Exercise Price for such shares;

___  (b) surrender of specified principal or interest pursuant to Section 8 of the Warrant; or

___  (c) election of cashless exercise pursuant to Section 9 of the Warrant.

The undersigned Holder represents and warrants to the Company that the undersigned has satisfied the conditions of Section 2 of the Warrant with respect to at least the number of shares being purchased by this exercise of the Warrant.

The undersigned requests that certificates for such shares of Series B Preferred Stock be issued as follows:

Name:
Address:

and, if such number of shares of Series B Preferred Stock shall not be all the shares of Series B Preferred Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Series B Preferred Stock purchasable under the Warrant be issued in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature

Note: The signature on this Exercise Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers this Warrant to ______________________________________, and appoints each and any officer of the Company as its agent, with the full power of substitution in the premises, to transfer this Warrant on the books of the Company.

Dated: ________________

In the presence of:

________________________

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)

Exhibit E

Form of Canadian General Security Agreement

CANADIAN SECURITY AGREEMENT

This Canadian Security Agreement (this “Security Agreement” or this “Agreement”) is entered into as of October 2, 2015 by and between Delphax Technologies Canada Limited, an Ontario corporation (“Debtor”), and Air T, Inc., a Delaware corporation (“Secured Party”) pursuant to the Securities Purchase Agreement dated as of the date hereof among the Debtor, Delphax Technologies Inc., a Minnesota corporation (“Delphax”), and Secured Party (as amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”). Capitalized terms used herein without definition have the meanings provided in the Securities Purchase Agreement.

Whereas, the execution and delivery of this Agreement is a condition to the extension of credit to Debtor under the Securities Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.     Definitions. All terms defined in the Personal Property Security Act (Ontario) (the “PPSA”) and used herein, unless defined herein or in the Securities Purchase Agreement, shall have the same definitions herein as specified in the PPSA.

2.     Security Interest. Debtor grants Secured Party a security interest in the following properties, assets and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and any additions, replacements, accessions and substitutions to or for the properties, assets and rights: all goods (including inventory, equipment and any accessions thereto), fixtures, instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), cash, deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other Investment Property, supporting obligations, accounts and any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (all of the foregoing being hereinafter called the “Collateral”).

Notwithstanding the foregoing, the Collateral shall not include: (a) the last day of the term of any lease (but upon the enforcement of Secured Party’s rights hereunder, the Secured Party shall stand possessed of such last day in trust to assign the same to any person acquiring such term); (b) any consumer goods; or (c) any agreement, right, franchise, license or permit (the “Contractual Rights”) to which Debtor is a party or of which Debtor has the benefit, to the extent that the creation of the security interest therein would constitute a breach of the terms of or permit any Person to terminate the Contractual Rights, but the Debtor shall hold its interest therein in trust for the benefit of Secured Party and shall assign such Contractual Rights to Secured Party forthwith upon obtaining the consent of the other party thereto. Debtor agrees that it shall, upon the request of Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the security interest.

3.     Obligations Secured. The security interest provided in this Agreement shall secure the due and punctual payment and performance of all obligations, liabilities and indebtedness of Debtor to Secured Party under the Senior Subordinated Notes, the Securities Purchase Agreement and this Agreement, in each case whether now or hereafter existing or arising, due or to become due, absolute, contingent or otherwise (collectively, the “Obligations”).

4.     Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any applicable jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the PPSA or equivalent legislation in other jurisdictions. Debtor agrees to furnish any such information to Secured Party promptly upon request.

5.     Ownership. Debtor represents and warrants that (a) Debtor owns, and to the extent that the Collateral is to be acquired after the date hereof will own, the Collateral free from any lien, security interest, pledge or other encumbrance except for the liens created by this Agreement and liens and encumbrances listed on Schedule 1 (“Permitted Encumbrances”) and (b) Debtor does not own any commercial tort claims except as disclosed to Secured Party in writing. Debtor will use commercially reasonable efforts to defend the Collateral against all claims of all persons at any time claiming the Collateral or any interest in the Collateral, except Secured Party and holders of Permitted Encumbrances.

6.     Representations, Warranties and Covenants Concerning Collateral. Debtor represents and warrants that as of the date hereof that no Financing Statement covering the Collateral is on file in any public office except those for Permitted Encumbrances. Debtor warrants that that as of the date hereof (a) its exact legal name is as stated on the first page of this Agreement, (b) Debtor is an organization of the type and organized in the jurisdiction set forth on the first page of this Agreement, and (c) Debtor’s place(s) of business, its chief executive office, its mailing address and the locations where all of its Collateral is regularly kept, are set forth on Schedule 1. Debtor agrees that it will not change its name, any place of business, any location of its collateral, its mailing address or its chief executive office without giving at least 20 days prior written notice to Secured Party. Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of Secured Party. Debtor will pay the cost of filing financing statements pursuant to the PPSA and any amendments thereto or renewals thereof in all appropriate public offices and will use all commercially reasonable efforts to deliver any subordinations or waivers of other liens reasonably deemed necessary by Secured Party. Promptly upon request by Secured Party, Debtor will deliver to Secured Party all items of Collateral (other than cash) in which Secured Party’s security interest can be perfected by taking possession. Secured Party will hold those items of Collateral to perfect its security interest. If those items of Collateral are held by others to perfect another security interest, the others will be considered to be holding those items also as agent for Secured Party. Debtor hereby appoints Secured Party as its attorney-in-fact to do all acts and things which Secured Party may deem necessary in its reasonable judgment to perfect and to continue perfected the security interest created hereby and to protect and to preserve the Collateral.

7.     Other Actions. To further insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in the Collateral, subject to the terms and provisions of the Subordination Agreement dated as of the date hereof between Secured Party, MB Financial Bank, N.A., Debtor and Delphax (as amended, modified, restated or supplemented from time to time, the “Subordination Agreement”), Debtor agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:

7.1.     Promissory Notes and Tangible Chattel Paper. If Debtor shall at any time hold or acquire any promissory notes, other instruments or tangible chattel paper with a value in excess of $100,000, Debtor shall promptly endorse, collaterally assign and deliver the same to Secured Party, accompanied by such instruments of transfer or collateral assignment duly executed in blank as Secured Party may from time to time specify.

7.2.     [Intentionally deleted.]

7.3.     Commercial Tort Claims. If Debtor shall at any time hold or acquire a commercial tort claim having a value in excess of $100,000, Debtor shall promptly notify Secured Party in a writing signed by Debtor of the brief details thereof and, to the extent required by the PPSA or as reasonably requested by the Secured Party, grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Secured Party.

8.     Other Actions as to any and all Collateral. Subject to the terms and provisions of the Subordination Agreement, Debtor further agrees to take any other action reasonably requested by Secured Party to insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral.

9.     Protection. Debtor, at its expense, will keep items of Collateral in good condition (ordinary wear and tear excepted) and will replace and repair any items of damaged or worn-out Collateral in accordance with good management practices, if such replacement or repair is warranted in the good business judgment of Debtor, without allowing any lien or security interest to be created on the Collateral because of such replacement or repair. Secured Party may inspect the Collateral at any reasonable time during normal business hours.

10.     Insurance. Debtor, at its expense, will insure the items of Collateral with a reliable insurance company against loss or damage by fire, theft and the perils covered by extended coverage in an amount equal to the fair market value of the Collateral with loss payable to Secured Party as its interest may appear, and will upon written request promptly deliver to Secured Party evidence of such insurance. Upon destruction of substantially all the destructible items of Collateral, the proceeds will be applied to restoration of the destroyed Collateral if such restoration is warranted in the good business judgment of Debtor.

11.     Costs. Debtor agrees to reimburse Secured Party, on demand for any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the custody or preservation of, or the registration of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Debtor to perform or observe any of the provisions hereof. If Debtor fails to perform any of its duties hereunder, Secured Party may, but shall not be required to, do so on Debtor’s behalf. Any amounts expended by Secured Party in performing Debtor’s duties or enforcing this Security Agreement shall be payable promptly by Debtor upon written demand by Secured Party and shall bear interest from the date of such demand at the rate applicable from time to time to the Senior Subordinated Notes at the time outstanding.

12.     Default. Debtor will be in default under this Security Agreement and under the Obligations upon the occurrence and continuance of an Event of Default under and as defined in the Securities Purchase Agreement.

13.     Remedies. If an Event of Default has occurred and is continuing, subject to the Subordination Agreement, Secured Party may declare any or all monetary Obligations due and payable and all other Obligations immediately performable without notice to Debtor of the exercise of such option, and shall have all of the rights and remedies of a secured party under the PPSA. Secured Party may take possession of the Collateral with or without judicial process. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party. Secured Party will give Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to Debtor at least 10 days before the time of the sale or disposition.

14.     Application of Proceeds of Sale or Cash Held as Collateral. Subject to the terms of the Subordination Agreement, the proceeds of sale of Collateral sold pursuant to this Agreement and/or the cash held as Collateral hereunder shall be (a) retained by Secured Party as cash collateral for the Obligations, or (b) at the election of Secured Party, applied by Secured Party as follows:

First: to payment of the out-of-pocket costs and expenses of such sale, including the expenses of Secured Party and the reasonable fees and expenses of counsel employed in connection therewith, and to the payment of all advances made by Secured Party for the account of Debtor hereunder, and the payment of all costs and expenses incurred by Secured Party in connection with the administration and enforcement of this Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to Secured Party;

Second: to the payment of interest accrued and unpaid, if any, on any of the Obligations to and including the date of such application and then to the payment or prepayment of principal of any of the Obligations and then to the payment of the balance of the Obligations in such order as Secured Party may determine in its sole discretion; and

Third: the balance, if any, of such proceeds shall be paid to Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct.

15.     Secured Party Appointed Attorney-in-Fact. DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS ITS ATTORNEY-IN-FACT FOR DEBTOR WITH RESPECT TO THE COLLATERAL WITH THE RIGHT TO, EITHER PERSONALLY OR THROUGH AN AGENT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, SUBJECT TO THE SUBORDINATION AGREEMENT, TAKE ANY OF THE FOLLOWING ACTIONS: (i) transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, (ii) exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, (iii) exercise the voting and all other rights as a holder with respect thereto, with full power of substitution to do so, (iv) collect and receive all dividends and other payments and distributions made thereon, (v) notify the parties obligated on any of the Collateral to make payment to SECURED PARTY of any amounts due or to become due thereunder, (vi) endorse instruments in the name of Debtor to allow collection of any of the Collateral, (vii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (viii) sell in one or more sales after ten (10) days’ notice of the time and place of any public sale (which notice Debtor agrees is commercially reasonable) the whole or any part of the Collateral, (ix) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE COLLATERAL WOULD BE ENTITLED, (x) otherwise act with respect to the Collateral as though SECURED PARTY was the outright owner thereof, (xi) exercise any other rights or remedies Secured Party may have under the PPSA OR other applicable law, (xii) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH SECURED PARTY MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF SECURED PARTY AS ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT, THE SENIOR SUBORDINATED NOTES OR ANY OTHER GOVERNING DOCUMENTATION, AS APPLICABLE, AND (Y) DEBTOR HAS NO FURTHER OBLIGATIONS UNDER THE SECURITIES PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENTS ENTERED INTO OR DELIVERED IN CONNECTION THEREWITH (IT BEING UNDERSTOOD THAT IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, SUCH OBLIGATIONS SHALL BE AUTOMATICALLY REINSTATED ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY SECURED PARTY IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS).

16.     No Waivers. No waiver by Secured Party of any default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. The taking of this Security Agreement will not waive or impair any other security Secured Party may have or hereafter acquire for the Obligations, nor will the taking of any additional security waive or impair the rights granted in this Security Agreement. Secured Party may resort to any security it may have in any order it deems proper, and may apply any payments made on any part of the Obligations to any part of the Obligations, despite any directions of Debtor to the contrary.

17.     Information. Debtor will at all reasonable times during normal business hours allow Secured Party and its agents, employees, attorneys or accountants to examine and inspect the Collateral and to examine, inspect and make extracts from Debtor’s books and other records, and to verify under reasonable procedures directly with account debtors or by other methods accounts which are Collateral. Debtor will furnish to Secured Party upon request all documents evidencing any Collateral and any guarantees, security or other information relating thereto.

18.     Governing Law, etc.; Binding Effect. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein (without giving effect to principles of conflicts of laws). Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of Justice (Ontario) and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected or related or incidental to the dealings of Debtor and Secured Party in respect of this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property). No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Security Agreement may be executed in counterparts. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. To the extent permitted by law, Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on Schedule 1 hereto and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Secured Party’s option, by service upon Debtor in any other manner provided under the rules of any such courts. DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

19.     Termination. This Security Agreement shall terminate upon the satisfaction and payment in cash of all Obligations owed to Secured Party by the Debtor, but shall automatically be reinstated in the event any such payment is or is ordered to be returned by Secured Party.

20.     Authority of Secured Party. Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Secured Party by the terms hereof, together with such powers as are incidental thereto. Secured Party may execute any of its duties hereunder by or through agents or employees. Neither Secured Party, nor any director, officer, agent or employee of Secured Party, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Debtor hereby agrees to indemnify and hold harmless Secured Party and/or any director, officer, agent or employee of Secured Party from and against any and all liabilities, losses, obligations, damages, costs and expenses (including reasonable attorneys’ fees and expenses) at any time incurred by or asserted against any of them, hereunder or in connection with the loan evidenced by the Senior Subordinated Notes (including in any actual or prospective claim, litigation or proceeding relating to this Agreement or the Senior Subordinated Notes), unless such liability shall result from Secured Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

21.     Security Interest Absolute. All rights of Secured Party and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(i)     any lack of validity or enforceability of the Securities Purchase Agreement, the Senior Subordinated Notes or any other agreement or instrument relating thereto;

(ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement or the Senior Subordinated Notes;

(iii)     any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(iv)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or of this Agreement.

22.     Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Debtor, its successors and assigns; provided that Debtor shall not assign or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of Secured Party, and (iii) inure to the benefit of Secured Party and its successors, transferees and assigns. Debtor confirms and agrees that value has been given to it by the Secured Party.

23.     Waivers. Debtor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Securities Purchase Agreement.

24.     Collateral Matters.

(a)     Secured Party hereby agrees to release any lien upon any Collateral (i) upon payment and satisfaction in full in cash of all Obligations (other than contingent indemnification obligations), or (ii) constituting property being sold, transferred or disposed of in a disposition permitted hereunder or under the Securities Purchase Agreement.

(b)     Upon prior written request by Debtor, Secured Party shall execute such documents as may be reasonably necessary to evidence the release of liens upon any Collateral pursuant to clause (a) above; provided, that such release shall not in any manner discharge, affect or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of Debtor in respect of) all interests retained by Debtor, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

25.     Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be given in accordance with the notice provisions of the Securities Purchase Agreement.

26.     Judgment Currency. To the extent permitted by applicable law, the obligations of Debtor in respect of any amount due under this Agreement or the Senior Subordinated Notes shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Secured Party, may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the business day immediately after the day on which Secured Party, receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Debtor shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Debtor not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

27.     Attachment. The security interest created hereby is intended to attach when this Agreement is executed by Debtor and delivered to Secured Party.

28.     Acknowledgement. Debtor acknowledges receipt of a copy of this Agreement.

29.     Paramountcy. In the event of any conflict, inconsistency, ambiguity or difference between the provisions of this Agreement and of the Securities Purchase Agreement, then the provisions of the Securities Purchase Agreement shall govern and be paramount, and any such provision in this Agreement shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference. Notwithstanding the foregoing:

(a)     if there is any right or remedy of Secured Party or any obligation of Debtor set out in this Agreement or any part thereof, which is not set out or provided for in the Securities Purchase Agreement, such additional right, remedy or obligation shall not constitute a conflict or inconsistency and Secured Party shall be entitled to exercise such right or remedy and Debtor shall comply with such obligation; and

(b)     if there is any right or remedy of Secured Party or any obligation of Debtor set out in the Securities Purchase Agreement or any part thereof, which is not set out or provided for in this Agreement, such additional right, remedy or obligation shall not constitute a conflict or inconsistency and Secured Party shall be entitled to exercise such right or remedy and Debtor shall comply with such obligation.

[The remainder of this page is intentionally blank.]

In Witness Whereof, the parties have executed this Security Agreement as of the date first written above.

AIR T, INC.	DELPHAX TECHNOLOGIES CANADA LIMITED

By:	By:

Its:	Its:

[Signature Page to Canadian Security Agreement]

SCHEDULE 1 TO SECURITY AGREEMENT

PERMITTED ENCUMBRANCES AND LOCATIONS

Permitted Encumbrances:     Security interests of MB Financial Bank, N.A.

Chief Executive Office and Mailing Address:

5030 Timberlea Blvd.

Mississauga, Ontario L4W2S5

Canada

Locations of Collateral and Places of Business:

5030 Timberlea Blvd.

Mississauga, Ontario L4W2S5

Canada

Exhibit F

Form of U.S. Security Agreement

U.S. SECURITY AGREEMENT

This U.S. Security Agreement (this “Security Agreement” or this “Agreement”) is entered into as of October 2, 2015 by and between Delphax Technologies Inc., a Minnesota corporation (“Debtor”), and Air T, Inc., a Delaware corporation (“Secured Party”) pursuant to the Securities Purchase Agreement dated as of the date hereof among the Debtor, Delphax Technologies Canada Limited, an Ontario corporation (“Delphax Canada”), and Secured Party (as amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”). Capitalized terms used herein without definition have the meanings provided in the Securities Purchase Agreement.

Whereas, the execution and delivery of this Agreement is a condition to the extension of credit to Delphax Canada, a wholly owned subsidiary of Debtor, under the Securities Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.     Definitions. All terms defined in the Uniform Commercial Code of the State of New York (the “UCC”) and used herein, unless defined herein or in the Securities Purchase Agreement, shall have the same definitions herein as specified in the UCC.

2.     Security Interest. Debtor grants Secured Party a security interest in the following properties, assets and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and any additions, replacements, accessions and substitutions to or for the properties, assets and rights: all goods (including inventory, equipment and any accessions thereto), fixtures, instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), cash, deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, accounts and any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (all of the foregoing being hereinafter called the “Collateral”).

3.     Obligations Secured. The security interest provided in this Agreement shall secure the due and punctual payment and performance of all obligations, liabilities and indebtedness of Debtor to Secured Party under the Parent Guaranty, the Securities Purchase Agreement, the Pledge Agreement and this Agreement, in each case whether now or hereafter existing or arising, due or to become due, absolute, contingent or otherwise (collectively, the “Obligations”).

4.     Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the UCC. Debtor agrees to furnish any such information to Secured Party promptly upon request. The Debtor also ratifies Secured Party’s filing in any Uniform Commercial Code jurisdiction of any financing statements or amendments thereto if filed prior to the date hereof.

5.     Ownership. Debtor represents and warrants that (a) Debtor owns, and to the extent that the Collateral is to be acquired after the date hereof will own, the Collateral free from any lien, security interest, pledge or other encumbrance except for the liens created by this Agreement and liens and encumbrances listed on Schedule 1 (“Permitted Encumbrances”) and (b) Debtor does not own any commercial tort claims except as disclosed to Secured Party in writing. Debtor will use commercially reasonable efforts to defend the Collateral against all claims of all persons at any time claiming the Collateral or any interest in the Collateral, except Secured Party and holders of Permitted Encumbrances.

6.     Representations, Warranties and Covenants Concerning Collateral. Debtor represents and warrants that as of the date hereof that no Financing Statement covering the Collateral is on file in any public office except those for Permitted Encumbrances. Debtor warrants that that as of the date hereof (a) its exact legal name is as stated on the first page of this Agreement, (b) Debtor is an organization of the type and organized in the jurisdiction set forth on the first page of this Agreement, and (c) Debtor’s place(s) of business, its chief executive office, its mailing address and the locations where all of its Collateral is regularly kept, are set forth on Schedule 1. Debtor agrees that it will not change its name, any place of business, any location of its collateral, its mailing address or its chief executive office without giving at least 20 days prior written notice to Secured Party. Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of Secured Party. Debtor will pay the cost of filing Financing Statements and Continuation Statements in all appropriate public offices and will use all commercially reasonable efforts to deliver any subordinations or waivers of other liens reasonably deemed necessary by Secured Party. Promptly upon request by Secured Party, Debtor will deliver to Secured Party all items of Collateral (other than cash) in which Secured Party’s security interest can be perfected by taking possession. Secured Party will hold those items of Collateral to perfect its security interest. If those items of Collateral are held by others to perfect another security interest, the others will be considered to be holding those items also as agent for Secured Party. Debtor hereby appoints Secured Party as its attorney-in-fact to do all acts and things which Secured Party may deem necessary in its reasonable judgment to perfect and to continue perfected the security interest created hereby and to protect and to preserve the Collateral.

7.     Other Actions. To further insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in the Collateral, subject to the terms and provisions of the Subordination Agreement dated as of the date hereof between Secured Party, MB Financial Bank, N.A., Debtor and Delphax Canada (as amended, modified, restated or supplemented from time to time, the “Subordination Agreement”), Debtor agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:

7.1.     Promissory Notes and Tangible Chattel Paper. If Debtor shall at any time hold or acquire any promissory notes, other instruments or tangible chattel paper with a value in excess of $100,000, Debtor shall promptly endorse, collaterally assign and deliver the same to Secured Party, accompanied by such instruments of transfer or collateral assignment duly executed in blank as Secured Party may from time to time specify.

7.2.     Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction with an individual or aggregate value in excess of $100,000 for all such items not yet delivered to Secured Party, Debtor shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

7.3.     Commercial Tort Claims. If Debtor shall at any time hold or acquire a commercial tort claim having a value in excess of $100,000, Debtor shall promptly notify Secured Party in a writing signed by Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Secured Party.

8.     Other Actions as to any and all Collateral. Subject to the terms and provisions of the Subordination Agreement, Debtor further agrees to take any other action reasonably requested by Secured Party to insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral.

9.     Protection. Debtor, at its expense, will keep items of Collateral in good condition (ordinary wear and tear excepted) and will replace and repair any items of damaged or worn-out Collateral in accordance with good management practices, if such replacement or repair is warranted in the good business judgment of Debtor, without allowing any lien or security interest to be created on the Collateral because of such replacement or repair. Secured Party may inspect the Collateral at any reasonable time during normal business hours.

10.     Insurance. Debtor, at its expense, will insure the items of Collateral with a reliable insurance company against loss or damage by fire, theft and the perils covered by extended coverage in an amount equal to the fair market value of the Collateral with loss payable to Secured Party as its interest may appear, and will upon written request promptly deliver to Secured Party evidence of such insurance. Upon destruction of substantially all the destructible items of Collateral, the proceeds will be applied to restoration of the destroyed Collateral if such restoration is warranted in the good business judgment of Debtor.

11.     Costs. Debtor agrees to reimburse Secured Party, on demand for any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the custody or preservation of, or the registration of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Debtor to perform or observe any of the provisions hereof.If Debtor fails to perform any of its duties hereunder, Secured Party may, but shall not be required to, do so on Debtor’s behalf. Any amounts expended by Secured Party in performing Debtor’s duties or enforcing this Security Agreement shall be payable promptly by Debtor upon written demand by Secured Party and shall bear interest from the date of such demand at the rate applicable from time to time to the Senior Subordinated Note at the time outstanding.

12.     Default. Debtor will be in default under this Security Agreement and under the Obligations upon the occurrence and continuance of an Event of Default under and as defined in the Securities Purchase Agreement.

13.     Remedies. If an Event of Default has occurred and is continuing, subject to the Subordination Agreement, Secured Party may declare any or all monetary Obligations due and payable and all other Obligations immediately performable without notice to Debtor of the exercise of such option, and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Secured Party may take possession of the Collateral with or without judicial process. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party. Secured Party will give Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to Debtor at least 10 days before the time of the sale or disposition.

14.     Application of Proceeds of Sale or Cash Held as Collateral. Subject to the terms of the Subordination Agreement, the proceeds of sale of Collateral sold pursuant to this Agreement and/or the cash held as Collateral hereunder shall be (a) retained by Secured Party as cash collateral for the Obligations, or (b) at the election of Secured Party, applied by Secured Party as follows:

First: to payment of the out-of-pocket costs and expenses of such sale, including the expenses of Secured Party and the reasonable fees and expenses of counsel employed in connection therewith, and to the payment of all advances made by Secured Party for the account of Debtor hereunder, and the payment of all costs and expenses incurred by Secured Party in connection with the administration and enforcement of this Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to Secured Party;

Second: to the payment of interest accrued and unpaid, if any, on any of the Obligations to and including the date of such application and then to the payment or prepayment of principal of any of the Obligations and then to the payment of the balance of the Obligations in such order as Secured Party may determine in its sole discretion; and

Third: the balance, if any, of such proceeds shall be paid to Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct.

15.     Secured Party Appointed Attorney-in-Fact. DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS ITS ATTORNEY-IN-FACT FOR DEBTOR WITH RESPECT TO THE COLLATERAL WITH THE RIGHT TO, EITHER PERSONALLY OR THROUGH AN AGENT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, SUBJECT TO THE SUBORDINATION AGREEMENT, TAKE ANY OF THE FOLLOWING ACTIONS: (i) transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, (ii) exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, (iii) exercise the voting and all other rights as a holder with respect thereto, with full power of substitution to do so, (iv) collect and receive all dividends and other payments and distributions made thereon, (v) notify the parties obligated on any of the Collateral to make payment to SECURED PARTY of any amounts due or to become due thereunder, (vi) endorse instruments in the name of Debtor to allow collection of any of the Collateral, (vii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (viii) sell in one or more sales after ten (10) days’ notice of the time and place of any public sale (which notice Debtor agrees is commercially reasonable) the whole or any part of the Collateral, (ix) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE COLLATERAL WOULD BE ENTITLED, (x) otherwise act with respect to the Collateral as though SECURED PARTY was the outright owner thereof, (xi) exercise any other rights or remedies SECURED PARTY may have under the UNIFORM COMMERCIAL Code OR other applicable law, (xii) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH SECURED PARTY MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF SECURED PARTY AS ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT, THE SENIOR SUBORDINATED NOTES, THE PARENT GUARANTY OR ANY OTHER GOVERNING DOCUMENTATION, AS APPLICABLE, AND (Y) DEBTOR HAS NO FURTHER OBLIGATIONS UNDER THE SECURITIES PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENTS ENTERED INTO OR DELIVERED IN CONNECTION THEREWITH (IT BEING UNDERSTOOD THAT IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, SUCH OBLIGATIONS SHALL BE AUTOMATICALLY REINSTATED ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY SECURED PARTY IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS).

16.     No Waivers. No waiver by Secured Party of any default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. The taking of this Security Agreement will not waive or impair any other security Secured Party may have or hereafter acquire for the Obligations, nor will the taking of any additional security waive or impair the rights granted in this Security Agreement. Secured Party may resort to any security it may have in any order it deems proper, and may apply any payments made on any part of the Obligations to any part of the Obligations, despite any directions of Debtor to the contrary.

17.     Information. Debtor will at all reasonable times during normal business hours allow Secured Party and its agents, employees, attorneys or accountants to examine and inspect the Collateral and to examine, inspect and make extracts from Debtor’s books and other records, and to verify under reasonable procedures directly with account debtors or by other methods accounts which are Collateral. Debtor will furnish to Secured Party upon request all documents evidencing any Collateral and any guarantees, security or other information relating thereto.

18.     Governing Law, etc.; Binding Effect. The terms of Section 12.1 of the Securities Purchase Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.This Security Agreement may be executed in counterparts. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.     Termination. This Security Agreement shall terminate upon the satisfaction and payment in cash of all Obligations owed to Secured Party by the Debtor, but shall automatically be reinstated in the event any such payment is or is ordered to be returned by Secured Party.

20.     Authority of Secured Party. Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Secured Party by the terms hereof, together with such powers as are incidental thereto. Secured Party may execute any of its duties hereunder by or through agents or employees. Neither Secured Party, nor any director, officer, agent or employee of Secured Party, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Debtor hereby agrees to indemnify and hold harmless Secured Party and/or any director, officer, agent or employee of Secured Party from and against any and all liabilities, losses, obligations, damages, costs and expenses (including reasonable attorneys’ fees and expenses) at any time incurred by or asserted against any of them, hereunder or in connection with the loan evidenced by the Senior Subordinated Notes (including in any actual or prospective claim, litigation or proceeding relating to this Agreement or the Senior Subordinated Notes), unless such liability shall result from Secured Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

21.     Security Interest Absolute. All rights of Secured Party and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(i)      any lack of validity or enforceability of the Securities Purchase Agreement, the Senior Subordinated Notes, the Parent Guaranty or any other agreement or instrument relating thereto;

(ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement, the Senior Subordinated Notes or the Parent Guaranty;

(iii)     any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(iv)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or of this Agreement.

22.     Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Debtor, its successors and assigns; provided that Debtor shall not assign or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of Secured Party, and (iii) inure to the benefit of Secured Party and its successors, transferees and assigns. Debtor confirms and agrees that value has been given to it by the Secured Party.

23.     Waivers. Debtor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which Debtor might otherwise be entitled, except as otherwise expressly provided herein or in the Securities Purchase Agreement.

24.     Collateral Matters.

(a)     Secured Party hereby agrees to release any lien upon any Collateral (i) upon payment and satisfaction in full in cash of all Obligations (other than contingent indemnification obligations), or (ii) constituting property being sold, transferred or disposed of in a disposition permitted hereunder or under the Securities Purchase Agreement.

(b)     Upon prior written request by Debtor, Secured Party shall execute such documents as may be reasonably necessary to evidence the release of liens upon any Collateral pursuant to clause (a) above; provided, that such release shall not in any manner discharge, affect or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of Debtor in respect of) all interests retained by Debtor, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

25.     Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be given in accordance with the notice provisions of the Securities Purchase Agreement.

[The remainder of this page is intentionally blank.]

In Witness Whereof, the parties have executed this Security Agreement as of the date first written above.

AIR T, INC.	DELPHAX TECHNOLOGIES INC.

By:	By:

Its:	Its:

[Signature Page to U.S. Security Agreement]

SCHEDULE 1 TO SECURITY AGREEMENT

PERMITTED ENCUMBRANCES AND LOCATIONS

Permitted Encumbrances:     Security interests of MB Financial Bank, N.A.

Chief Executive Office and Mailing Address:

6100 West 110th Street

Bloomington, MN 55438

Locations of Collateral and Places of Business:

6100 West 110th Street

Bloomington, MN 55438

CR System, Spare Parts and Consumables – Net Book Value approx. $147,000

WEIHAI PRINTING MACHINERY CO LTD

1, HENGTAI STREET

HIGH TECHNOLOGY INDUSTRY

DEVELOPMENT ZONE

WEIHAI, SHANDONG PROVINCE

CHINA P.R. 264209

elan System, Spares Parts and Consumables – Net Book Value approx. $429,000

PRIME DATA, INC.

2-240 INDUSTRIAL PARKWAY SOUTH

UNIT #2

AURORA, ONTARIO

L4G 3VG

CANADA

Exhibit G

Form of Pledge Agreement

This agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of October 2, 2015, by and among by and among DELPHAX TECHNOLOGIES INC., a Minnesota corporation (“Delphax U.S.”), and DELPHAX TECHNOLOGIES CANADA LIMITED, an Ontario corporation (“Delphax Canada” and Delphax are also collectively referred to as “Borrowers” and individually as “Borrower”), AIR T, INC. and MB Financial Bank, N.A. (“Senior Lender”), to the indebtedness (including interest) owed by Borrowers pursuant to that certain Credit and Security Agreement dated November 9, 2011 between Borrowers and Senior Lender, as such Credit and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this agreement, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of October 2, 2015, made by delphax technologies inc., a Minnesota corporation (the “Pledgor”), is in favor of AIR T, INC., a Delaware corporation (the “Pledgee”).

W I T N E S S E T H:

WHEREAS, the Pledgor, Delphax Technologies Canada Limited, an Ontario corporation and a wholly owned subsidiary of the Pledgor (“Delphax Canada”), and the Pledgee are parties to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”; capitalized terms used but not defined herein have the meaning ascribed to such terms in the Securities Purchase Agreement), pursuant to which the Pledgee has agreed to extend loans and certain other financial accommodations to Delphax Canada;

WHEREAS, the extension of credit, as aforesaid, by Pledgee is necessary and desirable to the conduct and operation of the business of the Pledgor and will inure to the financial benefit of the Pledgor;

WHEREAS, in furtherance of the foregoing, the Pledgor has guaranteed to the Pledgee the obligations of Delphax Canada, pursuant to a Parent Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Parent Guaranty”), and has granted to the Pledgee a security interest in substantially all of the Pledgor’s assets as security for its obligations under the Parent Guaranty, pursuant to a U.S. Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”);

WHEREAS, the Pledgor presently owns the issued and outstanding equity securities and/or bonds as more fully described in Schedule I attached hereto and made a part hereof and issued by the entity named therein (such entity, together with the issuer of any equity securities and/or bonds hereafter pledged pursuant to this Agreement, being referred to in said Schedule I as “Issuer”) and may in the future acquire additional securities and additional bonds (all of such now owned or hereafter acquired shares of capital stock and bonds being collectively referred to herein as the “Pledged Securities”);

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.     Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the following (the “Pledged Collateral”):

(a)     the Pledged Securities now owned by the Pledgor and the certificates, if any, representing such Pledged Securities, and all dividends, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Securities;

(b)     all additional securities acquired by the Pledgor in any manner, and the certificates, if any, representing such additional securities (any such additional securities shall constitute part of the Pledged Securities under and as defined in this Agreement), and all dividends, cash, instruments, subscription warrants, securities and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities; and

(c)     all other property hereafter delivered to the Pledgee in substitution for, as proceeds of, or in addition to any of the foregoing, all certificates, instruments and documents representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

2.     Security for Obligations. The Pledged Collateral secures the due and punctual payment and performance of all obligations, liabilities and indebtedness of the Pledgor to the Pledgee under the Parent Guaranty, the Securities Purchase Agreement, the U.S. Security Agreement and this Agreement, in each case whether now or hereafter existing or arising, due or to become due, absolute, contingent or otherwise (collectively, the “Obligations”).

3.     Delivery of Pledged Securities. As soon as reasonably practicable upon release by MB Financial of its security interest in and to the Pledged Collateral, all certificates and/or instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, and all Pledged Securities shall be accompanied by (a) duly executed instruments of transfer to be assigned in blank, substantially in the form of Exhibit A attached hereto or otherwise in form and substance satisfactory to Pledgee (“Stock Power”), (b) a duly executed irrevocable proxy, in substantially the form of Exhibit B attached hereto or otherwise in form and substance satisfactory to Pledgee (“Irrevocable Proxy”), and (c) a duly acknowledged equity interest registration page, in blank, from the applicable Issuer, substantially in the form of Exhibit C attached hereto or otherwise in form and substance satisfactory to Pledgee (“Registration Page”).

4.     Representations and Warranties. The Pledgor represents and warrants as follows:

(a)     The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable.

(b)     The Pledgor is, or at the time of any future delivery, pledge, assignment or transfer will be, the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders’ agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on the Pledged Collateral, except for the lien created by this Agreement and the security interest of MB Financial, with full right to deliver, pledge, assign and transfer the Pledged Collateral to the Pledgee as Pledged Collateral hereunder subject to the Subordination Agreement dated as of the date hereof by and between Pledgee, Pledgor, Delphax Canada and MB Financial (as amended, modified, restated or supplemented from time to time, the “Subordination Agreement”).

(c)     The pledge of the Pledged Collateral pursuant to this Agreement creates a valid, perfected and only (except for the security interest of MB Financial) security interest in the Pledged Collateral, securing the payment of the Obligations.

(d)     No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or third party is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor (except for the consent of MB Financial, which has been obtained), or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with a disposition of such shares by laws affecting the offering and sale of securities generally).

(e)     The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

(f)     None of the Pledged Securities has been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past equityholder of any Issuer.

(g)     Schedule I sets forth all Pledged Securities owned by the Pledgor and such Pledged Securities constitute the percentage of issued and outstanding shares of equity interests of the respective Issuers thereof indicated thereon. As set forth on Schedule I, the Pledged Securities represent all of the issued and outstanding capital stock of the Issuers and all of the warrants and options relating thereto as of the date of this Agreement. As of the date of this Agreement, all of the Pledged Securities are certificated. In addition, the jurisdiction, registered and head offices of the Issuer are as set forth on Schedule I. No delivery has occurred in respect of any Pledged Securities that constitute uncertificated securities of the Issuers other than any delivery in favor of MB Financial or the Pledgee. The Pledgor has not given its consent to any agreement whereby any of the Issuers agree to comply with instructions that are originated by any person other than the Pledgor in respect of any Pledged Securities that constitute uncertificated securities, without the further consent of the Pledgor, other than any such consents given by the Pledgor relating to agreements for instructions to be originated by MB Financial or the Pledgee.

5.     Further Assistance. As soon as reasonably practicable upon release by MB Financial of its security interest in and to the Pledged Collateral (and thereafter upon subsequent acquisition or issuance of any additional Pledged Collateral), the Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all certificates, if any, representing the Pledged Securities, securities and/or bond powers, proxies, assignments, instruments and documents and, upon the issuance or acquisition by the Pledgor of any uncertificated securities, any documentation relating to the Pledgor’s interest in any such uncertificated Pledged Securities; will take all steps necessary to properly register the transfer of the security interest hereunder on the books of the Issuer of any uncertificated securities included in the Pledged Securities; and will take all further action that may be necessary or desirable, or that the Pledgee may request in its sole discretion, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof (including, without limitation, delivery of any applicable Stock Power, Irrevocable Proxy and Registration Page). The Pledgor shall execute such documents and take such actions as may be requested by the Pledgee to ensure the perfection by exclusive control to the Pledgee under applicable foreign or local law in respect of any Pledged Collateral comprised of shares or other equity interests of any Foreign Issuer, including Pledged Collateral in respect of which the Issuer is organized under the laws of Canada or any province or territory therein (the “Canadian Pledged Collateral” and all such Pledged Collateral of Foreign Issuers, the “Foreign Pledged Collateral”). Each delivery of after-acquired Pledged Securities pursuant to this Section shall be accompanied by an updated Schedule I, which updated Schedule I shall be attached hereto in substitution for the then existing Schedule I; provided that failure to deliver or attach any such updated Schedule shall not affect the validity of the pledge hereunder of any Pledged Collateral. At all times prior to the release by MB Financial of its security interest in and to the Pledged Collateral, any obligation hereunder of Pledgee to deliver certificates, instruments and other documents evidencing or relating to the Pledged Collateral shall be satisfied by delivery of the same to MB Financial as bailee for the Pledgee pursuant to the Subordination Agreement.

6.     Voting Rights; Dividends; Etc.

(a)     So long as no Event of Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, shall have occurred (and be continuing):

(i)     The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities Purchase Agreement; provided, however, that the Pledgor shall not exercise nor shall it refrain from exercising any such right if such action could have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii)     The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided however, that any and all

(A)     dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B)     dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C)     cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be Pledged Collateral, shall be, to the extent MB Financial has released its security interest in and to the Pledged Collateral, forthwith delivered to the Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii)     The Pledgor shall execute and deliver (or cause to be executed and delivered) to the Pledgee all such proxies and other instruments as the Pledgee may (reasonably) request for the purpose of enabling the Pledgee to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive pursuant to paragraph (ii) above.

(b)     Upon the occurrence (and during the continuance) of an Event of Default (as hereinafter defined) or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, but subject to the Subordination Agreement:

(i)     All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; and

(ii)     All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsements).

7.     Transfers and Other Liens; Additional Securities. The Pledgor agrees that it will not (i) sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral other than the security interest granted to MB Financial without the prior written consent of the Pledgee, or (ii) create or permit to exist any lien, security interest, pledge, proxy, purchase arrangement, restriction, redemption agreements, shareholders’ agreement or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement and the security interest granted to MB Financial.

8.     Application of Proceeds of Sale or Cash Held as Collateral. Subject to the terms of the Subordination Agreement, the proceeds of sale of Pledged Collateral sold pursuant to this Agreement and/or the cash held as Pledged Collateral hereunder shall be (a) retained by the Pledgee as cash collateral for the Obligations, or (b) at the election of the Pledgee, applied by the Pledgee as follows:

First: to payment of the out-of-pocket costs and expenses of such sale, including the expenses of the Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all advances made by the Pledgee for the account of the Pledgor hereunder, and the payment of all costs and expenses incurred by the Pledgee in connection with the administration and enforcement of this Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to the Pledgee;

Second: to the payment of interest accrued and unpaid, if any, on any of the Obligations to and including the date of such application and then to the payment or prepayment of principal of any of the Obligations and then to the payment of the balance of the Obligations in such order as Pledgee may determine in its sole discretion; and

Third: the balance, if any, of such proceeds shall be paid to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct.

9.     The Pledgee Appointed Attorney-in-Fact; Proxy.

(a)     PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS PLEDGEE AS ITS PROXY AND ATTORNEY-IN-FACT FOR PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL WITH THE RIGHT TO, EITHER PERSONALLY OR THROUGH AN AGENT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, SUBJECT TO THE SUBORDINATION AGREEMENT, TAKE ANY OF THE FOLLOWING ACTIONS: (i) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, it being acknowledged by Pledgor that such transfer and registration may be effected by PLEDGEE by the delivery of a Registration Page to THE APPLICABLE ISSUER reflecting PLEDGEE or its designee as the holder of such Pledged Collateral, or otherwise by PLEDGOR through its irrevocable appointment as attorney-in-fact pursuant to this Section, (ii) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, (iii) exercise the voting and all other rights as a holder with respect thereto, with full power of substitution to do so, (iv) collect and receive all dividends and other payments and distributions made thereon, (v) notify the parties obligated on any of the Pledged Collateral to make payment to PLEDGEE of any amounts due or to become due thereunder, (vi) endorse instruments in the name of Pledgor to allow collection of any of the Pledged Collateral, (vii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (viii) sell in one or more sales after ten (10) days’ notice of the time and place of any public sale (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral, (ix) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED INTERESTS, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS), (x) otherwise act with respect to the Pledged Collateral as though PLEDGEE was the outright owner thereof, (xi) exercise any other rights or remedies Lender may have under the Code (as defined below) or other applicable law, (xii) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH PLEDGEE MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF PLEDGEE AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT, THE SENIOR SUBORDINATED NOTES, THE PARENT GUARANTY OR ANY OTHER GOVERNING DOCUMENTATION, AS APPLICABLE, AND (Y) PLEDGEE HAS NO FURTHER OBLIGATIONS UNDER THE SECURITIES PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER DOCUMENTS ENTERED INTO OR DELIVERED IN CONNECTION THEREWITH (IT BEING UNDERSTOOD THAT IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, SUCH OBLIGATIONS SHALL BE AUTOMATICALLY REINSTATED ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT OF POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED BY SECURED PARTY IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF PLEDGEE AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ARTICLES OF ORGANIZATION, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF PLEDGOR OR ISSUER. In order to further affect the foregoing transfer of rights in favor of Pledgee, subject to the terms of the Subordination Agreement, Pledgee shall have the right, upon the occurrence and during the continuance of an Event of Default, to present to any Issuer an Irrevocable Proxy and/or Registration Page.

(b)     All prior proxies given by Pledgor with respect to any of the Pledged Collateral or any of the Pledged Securities, as applicable (other than to Pledgee or MB Financial) are hereby revoked, and no subsequent proxies (other than to Pledgee or MB Financial) will be given with respect to any of the Pledged Collateral or any of the Pledged Securities, as applicable. Pledgor will, subject to the terms of the Subordination Agreement, be empowered and may exercise the irrevocable proxy to vote the Pledged Collateral and/or the Pledged Securities at any and all times during the existence of an Event of Default, including, but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Pledgor shall have no agency, fiduciary or other implied duties to Pledgor, the Issuer or any other party when acting in its capacity as such proxy or attorney-in-fact. Pledgor and each Issuer each hereby waive and release any claims that it may otherwise have against Pledgee with respect to any breach or alleged breach of any such agency, fiduciary or other duty. Notwithstanding the foregoing appointment of Pledgee as proxy and attorney-in-fact, Pledgee shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(c)     Any transfer to Pledgee or its nominee, or registration in the name of Pledgee or its nominee, of the whole or any part of the Pledged Collateral, whether by the delivery of a Registration Page to an applicable Issuer or otherwise, shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Pledged Collateral in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of the Pledged Collateral. Notwithstanding any delivery or modification of a Registration Page or exercise of an Irrevocable Proxy, Pledgee shall not be deemed the owner of, or assume any obligations of the owner or holder of the Pledged Collateral unless and until Pledgee accepts such obligations in writing or otherwise takes steps to foreclose its security interest in the Pledged Collateral and become the owner thereof under applicable law (including via sale as described in this Section 9).

10.     The Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, subject to the terms of the Subordination Agreement, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 16.

11.     Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; provided, however, that upon the Pledgor’s instruction, the Pledgee shall use reasonable efforts to take such action as the Pledgor directs the Pledgee to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of the Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Pledgee to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

12.     Subsequent Changes Affecting Collateral. The Pledgor represents to the Pledgee that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

13.     Events of Default; Remedies upon an Event of Default.

(a)     The occurrence of any one or more of the following events shall constitute an “Event of Default” by Pledgor under this Agreement:

(i)     there occurs (and is continuing) an Event of Default under and as defined in the Securities Purchase Agreement;

(ii)     the Pledgor fails to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed, or any representation or warranty made by the Pledgor in this Agreement shall be untrue or misleading in any material respect as of the date with respect to which such representation or warranty was made;

(iii)     a notice of lien, levy or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for the lien of MB Financial or a lien, levy or assessment which relates to current taxes not yet due and payable; and

(iv)     all or a substantial part of the Pledged Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(b)     If any Event of Default shall have occurred (and be continuing), the Pledgee shall have, in addition to all other rights given by law or by this Agreement, the Securities Purchase Agreement or otherwise, subject to the Subordination Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code (“Code”) in effect in the State of New York or any other applicable law (including without limitation regarding the Canadian Pledged Collateral any applicable Canadian federal or provincial law including without limitation the Personal Property Security Act (Ontario)) at that time and the Pledgee may, without notice and at its option, transfer or register the Pledged Collateral or any part thereof on the books of the Issuer thereof into the name of the Pledgee or the Pledgee’s nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Pledgee, the Pledgee may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as the Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever, except for claims, encumbrances or rights that may arise without the knowledge or consent of the Pledgor. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of notice shall be deemed to be a reasonable authenticated notice of disposition if it is mailed to the Pledgor as provided in Section 19 below, at least ten (10) days before the time of the sale or disposition and (i) such notice shall describe Pledgor and Pledgee, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Pledgor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Pledgee may disclaim any warranties that might arise in connection with the sale or other disposition of the Pledged Collateral and Pledgee has no obligation to provide any warranties at such time. The Pledgee may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of Pledged Collateral. In view of the fact that federal (U.S. or Canadian), state and/or provincial securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that upon the occurrence or existence of any Event of Default, the Pledgee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. In so doing, the Pledgee may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors deemed by the Pledgee in its judgment, to be responsible parties who might be interested in purchasing the Pledged Collateral, and if the Pledgee solicits such offers from not less than three (3) such investors, then the acceptance by the Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

In addition, upon the occurrence (and during the continuance) of an Event of Default, subject to the Subordination Agreement, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise and to receive cash dividends and interest payments, shall cease, and all such rights shall thereupon become vested in the Pledgee as provided in Section 6.

If an Event of Default shall occur and be continuing, the Pledgee may subject to the terms of the Subordination Agreement (i) obtain possession of any Pledged Canadian Collateral which the Pledgee does not already hold, by any method permitted by law, (ii) take, and Pledgor agrees that the Pledgee shall have and be entitled to enforce, any and all rights and remedies under applicable law including the rights of a “secured party” under the Personal Property Security Act (Ontario), (iii) comply with any limitation or restriction in connection with any proposed sale or other disposition of the Pledged Canadian Collateral as may be required to comply with applicable law or any regulation or policy imposed by any stock exchange, securities commission or other regulatory body, (iv) deposit and deliver or direct the sale or other disposition of any of the Pledged Canadian Collateral with any depository, clearing house, transfer agent or other designated agency on such terms and conditions as the Pledgee may determine, and (v) file proofs of claim or other documents in order to have the claims of the Pledgee lodged in any bankruptcy, winding-up or judicial proceeding relating to the Pledgor.  The Pledgee may in its sole discretion but shall not be obliged to collect or take action for payment of interest or dividends or other amounts in respect of the Canadian Pledged Collateral.

14.     Authority of The Pledgee. The Pledgee shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Pledgee by the terms hereof, together with such powers as are incidental thereto. The Pledgee may execute any of its duties hereunder by or through agents or employees. Neither the Pledgee, nor any director, officer, agent or employee of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Pledgor hereby agrees to indemnify and hold harmless the Pledgee and/or any director, officer, agent or employee of the Pledgee from and against any and all liabilities, losses, obligations, damages, costs and expenses (including reasonable attorneys’ fees and expenses) at any time incurred by or asserted against any of them, hereunder or in connection with the loan evidenced by the Senior Subordinated Notes (including in any actual or prospective claim, litigation or proceeding relating to this Agreement or the Senior Subordinated Notes), unless such liability shall result from the Pledgee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

15.     Termination. This Agreement shall terminate when all the Obligations have been fully paid and performed, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Pledgee and at the expense of the Pledgor.

16.     Expenses. The Pledgor agrees to reimburse the Pledgee, on demand for any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the registration of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. If the Pledgor fails to perform any of its duties hereunder, the Pledgee may, but shall not be required to, do so on the Pledgor’s behalf. Any amounts expended by the Pledgee in performing the Pledgor’s duties or enforcing this Agreement shall be payable promptly by the Pledgor upon written demand by the Pledgee and shall bear interest from the date of such demand at the rate applicable from time to time to the Senior Subordinated Note at the time outstanding.

17.     Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i)     any lack of validity or enforceability of the Securities Purchase Agreement, the Senior Subordinated Notes, the Parent Guaranty or any other agreement or instrument relating thereto;

(ii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement, the Senior Subordinated Notes or the Parent Guaranty;

(iii)     any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(iv)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

18.     Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

19.     Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be given in accordance with the notice provisions of the Securities Purchase Agreement.

20.     Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon the Pledgor, its successors and assigns; provided that the Pledgor shall not assign or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the Pledgee, and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns. The Pledgor confirms and agrees that value has been given to it by the Pledgee. The Pledgor has rights in the existing Canadian Pledged Collateral and the power to transfer rights in the existing Canadian Pledged Collateral to the Pledgee. The Pledgor and the Pledgee have not agreed to postpone the time for attachment of the secured interest granted hereunder and without limitation, the security interest shall attach to Canadian Pledged Collateral in which the Pledgor hereafter acquires rights at the time that the Pledgor acquires rights in such Canadian Pledged Collateral.

21.     Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Securities Purchase Agreement.

22.     Governing Law, etc.; Terms. The terms of Section 12.1 of the Securities Purchase Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the New York Uniform Commercial Code are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

23.     Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the text shall indicate.

24.     Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor and the Pledgee have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DELPHAX TECHNOLOGIES INC.

By
Title

AIR T, INC.

By
Title

[Signature Page to Pledge Agreement]

SCHEDULE I

Description of Pledged Securities and Issuers

Issuer	Class and Number of Class Interests	Percentage of Interests Pledged	Certificate No(s).	Jurisdication of Formation	Jurisdiction of Registered or Head Office
Delphax Technologies Canada Limited	Common .65 .35	100%	C-2 C-3	Ontario	Ontario
Delphax Technologies Limited	Ordinary 228,150 122,850	100%	9 10	England	England
Delphax Technologies S.A.S.	Ordinary 87,900	100%		France	France

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned, Delphax Technologies Inc., a Minnesota corporation (“Pledgor”), does hereby sell, assign and transfer to _______________________________*5 all of its Equity Interests (as hereinafter defined) represented by Certificate No(s).____________* in ________________, a [_____] [_____] (“Issuer”) standing in the name of Pledgor on the books of said Issuer. Pledgor does hereby irrevocably constitute and appoint ______________________*, as attorney, to transfer the Equity Interests in said Issuer with full power of substitution in the premises. The term “Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11-1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated:	*

PLEDGOR:

DELPHAX TECHNOLOGIES INC.

By:
Name:
Title:

* To remain blank

EXHIBIT B

IRREVOCABLE PROXY

(Interests of Delphax Technologies Canada Limited)

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Air-T, Inc. (the “Proxy Holder”), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all of the Pledged Collateral (as defined in the Pledge Agreement, defined below) which constitute the shares or other equity interests (the “Interests”) of Delphax Technologies Canada Limited (the “Company”). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Interests are hereby revoked, and no subsequent proxies will be given with respect to any of the Interests.

This proxy is IRREVOCABLE, is COUPLED WITH AN INTEREST and is granted pursuant to that certain Pledge Agreement dated as of _________, 2015 (the “Pledge Agreement”) for the benefit of the Proxy Holder in consideration of the credit extended pursuant to that certain Securities Purchase Agreement dated as of ______________, 2015 by and between the Proxy Holder, Delphax Technologies Canada Limited and Delphax Technologies Inc, as amended, restated, modified or supplemented from time to time. Capitalized terms used herein but not otherwise defined in this irrevocable proxy have the meanings ascribed to such terms in the Pledge Agreement.

The Proxy Holder named above will be empowered and may exercise this irrevocable proxy, during the existence of an Event of Default, to take any of the actions set forth in Section 9(a) of the Pledge Agreement. This proxy shall remain in effect with respect to the Interests until Termination, notwithstanding any limitations to the contrary set forth in the Articles of Incorporation, Bylaws or other organizational documents of the undersigned or the Company.

Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Interests).

IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of this ____ day of ______________, 2015.

DELPHAX TECHNOLOGIES INC.

By
Print Name
Title

EXHIBIT C

REGISTRATION PAGE

Stock Ledger as of  ________, ___*

NAME	CERTIFICATE NO.	NUMBER OF SHARES

Acknowledged By:

DELPHAX TECHNOLOGIES CANADA LIMITED

By
Print Name
Title

* To remain blank – not completed at closing

Exhibit H

Form of Voting Agreement

VOTING AGREEMENT

This Agreement is made as of October 2, 2015 by and among Fred H. Brenner, a Pennsylvania resident (“Stockholder”), Delphax Technologies Inc., a Minnesota corporation (“Delphax”) and Air T, Inc., a Delaware corporation (“Air T”).

WHEREAS, Delphax and Delphax Technologies Canada Limited (“Delphax Canada”) propose to enter into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Air T under which Delphax proposes to issue and sell to Air T shares of a new Series B Preferred Stock (the “Preferred Shares”) and a Stock Purchase Warrant to purchase additional shares of Series B Preferred Stock (the “Warrant”), and Delphax Canada proposes to issue and sell to Air T a subordinated promissory note maturing in approximately 90 days (the “Bridge Note”) and a $2,500,000 subordinated promissory note maturing in approximately five years (the “Five Year Note”);

WHEREAS, Stockholder is the holder of approximately 1,908,400 shares of Delphax common stock (all shares of Delphax common stock now or hereafter directly or indirectly owned or controlled by Stockholder being referred to herein as the “Common Shares”);

WHEREAS, Delphax intends to call a meeting of its stockholders to approve (i) the issuance and sale of the Preferred Shares, the Warrant and the Five Year Note pursuant to the Securities Purchase Agreement, and (ii) an amendment to Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders and that such Bylaw provision may not be amended without the consent of Air T, and Delphax wishes to confirm that Stockholder intends and agrees to vote the Common Shares to approve the issuance of the Preferred Shares, the Warrant and the Five Year Note and such Bylaw amendment;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.     Agreement to Vote Common Shares. During the period (the “Agreement Period”) beginning on the date hereof and ending on the earlier of December 31, 2015 or the termination of the Securities Purchase Agreement, the Stockholder hereby agrees to vote the Common Shares and any other shares of Delphax’s common stock that Stockholder is entitled to vote at the time of such vote (“Additional Common Shares”), to: (A) approve the resolutions that are submitted to Delphax’s shareholders concerning (i) the issuance and sale to Air T of the Preferred Shares, the Warrant and the Five Year Note pursuant to the Securities Purchase Agreement, (ii) an amendment to Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders and that such Bylaw provision may not be amended without the consent of Air T, and (iii) any other actions directly and reasonably related thereto that are contemplated by the Securities Purchase Agreement, and (B) against any proposal in opposition to approval of the transactions contemplated by the Securities Purchase Agreement and against any proposal with respect to an action or an agreement that in any manner would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the transactions contemplated by the Securities Purchase Agreement, in each case at any meeting or meetings of the stockholders of Delphax, and at any adjournment thereof or pursuant to action by written consent, at or by which such proposed transactions or such other actions are submitted for the consideration and vote of the stockholders of Delphax.

2.     Transfers of Common Shares by Stockholder. Stockholder agrees that if Stockholder sells, transfers, assigns, encumbers or otherwise disposes of (each, a “Transfer”) any Common Shares or Additional Common Shares during the Agreement Period, Stockholder shall require the transferee of such Common Shares or Additional Common Shares to execute and deliver to Delphax and Air T, immediately upon any such Transfer, a voting agreement identical in form to this Agreement except for the identity of the Stockholder, prior to or concurrent with the consummation of such Transfer. Any attempted Transfer by Stockholder in violation of this provision shall be null and void, and Delphax shall not recognize any such transfer on its stock books and records.

3.     Grant of Irrevocable Proxy; Appointment of Proxy.

(a)     Subject to the last sentence of subsection (c) hereunder, Stockholder hereby irrevocably grants to and appoints Air T and its officers as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Common Shares and any Additional Common Shares, or execute one or more written consents or approval in respect of the Common Shares and any Additional Common Shares, (i) in favor of the issuance and sale to Air T of the Preferred Shares, the Warrant and the Five Year Note pursuant to the Securities Purchase Agreement and in favor of an amendment to Delphax’s Bylaws providing that the Minnesota Control Share Acquisition Act does not apply to, or govern in any manner, Delphax and its stockholders and that such Bylaw provision may not be amended without the consent of Air T, and (ii) against any action or agreement that would result in a breach of any covenant or any other obligation or agreement of Delphax under the Securities Purchase Agreement or in a breach in any material respect of any representation or warranty of Delphax in the Securities Purchase Agreement.

(b)     Stockholder represents and warrants that: (i) any proxies heretofore given in respect of the Common Shares are revocable, and that any such proxies have been or are hereby revoked, (ii) this Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) Stockholder owns, and has the sole power to vote, the Common Shares, free and clear of any restriction on the right to vote such Shares, except as may exist by reason of this Agreement.

(c)     Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Securities Purchase Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder in accordance with this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of Minnesota law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 1.

4.     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

If to Delphax, to:	Delphax Technologies Inc. 6100 West 110 th Street Bloomington, MN 55438 Attention: Greg Furness, CFO

If to the Stockholder, to:	Fred H. Brenner 77 Middle Road, Apt. 355 Bryn Mawr, PA 19010-1779

If to Air T, to:	Air T, Inc. 3524 Airport Road Maiden, North Carolina 28650 Attention: Chief Executive Officer

or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

5.     Entire Agreement. This Agreement contains the entire agreement of the parties concerning the subject matter and supercedes any prior agreements or understandings. No provision of this Agreement shall be amended, waived, or supplemented other than by a written agreement that refers to this Agreement and is signed by or on behalf of all the parties hereto.

6.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflict of law rules of such state.

7.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

8.     Further Assurances. Stockholder will, upon request, execute and deliver any additional documents reasonably necessary or desirable to complete and effectuate the covenants contained herein.

9.     No-Third Party Beneficiaries; Etc. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

11.     Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its or his obligations under this Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its or his obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

DELPHAX TECHNOLOGIES INC.	STOCKHOLDER:

By
Its	Fred H. Brenner

AIR T

By
Its

Exhibit I

Form of Legal Opinion

LEGAL OPINIONS

1.	Delphax is validly existing and in good standing under the laws of the state of Minnesota.

2.

Delphax has all requisite corporate power and corporate authority to enter into, deliver and perform the Transaction Documents to which it is a party. Delphax has the corporate power and authority to issue and sell the Series B Preferred Stock on the terms of the Securities Purchase Agreement.

3.

Each of the Transaction Documents to which Delphax is a party has been duly and validly authorized by all required corporate action on the part of Delphax, its board of directors and its shareholders. Each of the Transaction Documents to which Delphax is a party has been duly executed and delivered on behalf of Delphax.

4.	Each of the Transaction Documents to which Delphax is a party is a legal, valid and binding obligation of Delphax, enforceable against Delphax in accordance with its terms.

5.

Except as set forth in the Securities Purchase Agreement, no governmental consents, approvals, permits, qualifications, authorizations, registrations, declarations, or filings are required for the execution and delivery of the Transaction Documents on behalf of Delphax or the issuance of the Series B Preferred Stock under the Securities Purchase Agreement at the Closing.

6.

Subject to the accuracy of Air T’s representations in the Securities Purchase Agreement, and assuming that Delphax has not offered or sold Series B Preferred Stock by means of general advertising or solicitation, the offer and sale of the Series B Preferred Stock to Air T in conformity with the terms of the Securities Purchase Agreement does not require registration under the Securities Act of 1933, as amended.

7.

The offer, sale and issuance of the Series B Preferred Stock and the execution, delivery and performance of the Transaction Documents by Delphax do not result in any breach or violation of, or constitute a default under, Delphax’s Articles of Incorporation (including the Certificate of Designation) or Bylaws.

8.

The execution, delivery and performance of the Transaction Documents by Delphax do not (i) violate applicable law, rule or regulation, (ii) violate the terms of any judicial or administrative judgment, order, decree or arbitral decision known to us that names Delphax and is specifically directed to it or its properties, or (iii) result in a breach or violation of, or constitute a default under, or result in or require the creation or imposition of any Lien upon any property or asset of Delphax under, any agreement or instrument to which Delphax is a party or by which it is bound that is identified in Section 3.6 of the Disclosure Letter.

9.

The Series B Preferred Stock, when issued in compliance with the Securities Purchase Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and will have the rights, privileges, restrictions and preferences of the Series B Preferred Stock are as stated in the Certificate of Designation and set forth in the Articles, Bylaws and applicable law. The Common Stock issuable upon conversion of the Series B Preferred Stock has been duly and validly reserved as of the date hereof and when issued upon proper conversion of the Series B Preferred Stock will be validly issued, fully paid, and non-assessable.

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10.

Assuming for purposes of this paragraph that the US Security Agreement and the Pledge Agreement are governed by Minnesota law, the provisions thereof are effective to create in favor of Air T a security interest (the “Article 9 Security Interest”) in the collateral described therein in which a security interest may be created under Article 9 of the UCC as in effect in Minnesota (the “Article 9 Collateral”). Upon the filing of the Minnesota Financing Statement with the Minnesota Secretary of State, the Article 9 Security Interest in that portion of the Article 9 Collateral in which a security interest may be perfected by the filing of a financing statement with the Minnesota Secretary of State under the Minnesota UCC will be perfected.

11.

Assuming for purposes of this paragraph (x) the existence and good standing of Delphax Canada, (y) its due authorization to execute and deliver the Transaction Documents to which it is a party and that such Transaction Documents have been so executed and delivered by it, and (z) that such Transaction Documents were governed by Minnesota law, then (a) the Transaction Documents to which Delphax Canada is a party (other than the Canadian Security Agreement as to which we state no opinion), would be valid and binding obligations of Delphax Canada, enforceable in accordance with their terms, and (b) the execution, delivery and performance by Delphax Canada of the Transaction Documents to which it is a party (other than the Canadian Security Agreement as to which we state no opinion) do not (i) violate applicable law, rule or regulation involving the borrowing and repayment of money and the granting of security interests in its property, (ii) violate the terms of any judicial or administrative judgment, order, decree or arbitral decision known to us that names Delphax Canada and is specifically directed to it or its properties, or (iii) result in a breach or violation of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of Delphax Canada under, any agreement or instrument to which Delphax Canada is a party or by which it is bound that is identified in Section 3.6 of the Disclosure Letter.

Separate from the above opinions, we hereby advise you that we do not represent Delphax in any pending or threatened litigation, proceeding or governmental investigation against Delphax or its properties or business, except as disclosed in the Disclosure Letter.

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